                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                            COLLINS INDUSTRIES, INC.,

                              CS ACQUISITION CORP.,

                                       and

                             STEEL PARTNERS II, L.P.

                                   dated as of

                               September 26, 2006

                                TABLE OF CONTENTS

                                       i

                                       ii

ARTICLE IX MISCELLANEOUS......................................................41

   SECTION 9.1      NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.41

                                    EXHIBITS

Exhibit A           Voting Agreement

                                    SCHEDULES

SCHEDULE 4.1        ORGANIZATION AND QUALIFICATION OF SUBSIDIARIES
SCHEDULE 4.3(b)     OUTSTANDING OPTIONS
SCHEDULE 4.3(d)     RESTRICTED STOCK
SCHEDULE 4.3(h)     INDEBTEDNESS
SCHEDULE 4.3(j)     LIST OF SUBSIDIARIES; JOINT VENTURES; INDEMNITY AGREEMENTS
SCHEDULE 4.5(a)     COMPANY'S REQUIRED FILINGS AND CONSENTS
SCHEDULE 4.6(a)     SEC REPORTS
SCHEDULE 4.6(b)     BALANCE SHEET INFORMATION
SCHEDULE 4.6(c)     MATERIAL LIABILITIES
SCHEDULE 4.7        ENVIRONMENTAL MATTERS
SCHEDULE 4.9        LITIGATION
SCHEDULE 4.12(a)    EMPLOYEE BENEFIT PLANS
SCHEDULE 4.12(c)    QUALIFIED PLANS
SCHEDULE 4.12(e)    MULTIEMPLOYER PLANS
SCHEDULE 4.12(f)    RETIREE HEALTH AND WELFARE BENEFITS
SCHEDULE 4.12(h)    PAYMENTS OR BENEFITS TO COMPANY EMPLOYEES
SCHEDULE 4.12(i)    AMENDMENTS TO EMPLOYMENT AGREEMENTS OR STOCK OPTION AGREEMENTS
SCHEDULE 4.14(a)    TAXES
SCHEDULE 4.15(f)    ABSENCE OF CERTAIN CHANGES
SCHEDULE 4.16(a)    LABOR AND EMPLOYMENT CLAIMS
SCHEDULE 4.16(d)    OFFICER AND DIRECTOR INFORMATION
SCHEDULE 4.18       FEES AND EXPENSES
SCHEDULE 4.20       MATERIAL CONTRACTS
SCHEDULE 4.21       REAL PROPERTY
SCHEDULE 4.23       RESTRICTIONS ON BUSINESS ACTIVITIES
SCHEDULE 6.1        CONDUCT OF BUSINESS OF THE COMPANY
SCHEDULE 6.13       INSURANCE POLICIES
SCHEDULE 6.14       SEVERANCE EXPENSES
SCHEDULE 7.2(d)     CONSENTS

                                       iii

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"),  dated as of September
26, 2006, by and among STEEL PARTNERS II, L.P., a Delaware  limited  partnership
(the "PARENT"), CS ACQUISITION CORP., a Missouri corporation and a subsidiary of
the  Parent  (the  "PURCHASER"),   and  COLLINS  INDUSTRIES,  INC.,  a  Missouri
corporation (the "COMPANY").

         WHEREAS, the general partner of the Parent and the respective Boards of
Directors of the Purchaser  and the Company have approved and adopted,  and deem it advisable and in the best interests of their respective  limited partners and shareholders  to  consummate,  the  merger  of the  Purchaser  with and into the
Company, as set forth herein (the "MERGER"),  in accordance with The General and
Business Corporation Law of Missouri (the "GBCL") and upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS,  contemporaneously  with the  execution  and  delivery of this
Agreement, and as a condition and inducement to the Parent's and the Purchaser's willingness to enter into this  Agreement,  certain  shareholders of the Company
(each, a  "SHAREHOLDER")  are each entering into a Voting Agreement (the "VOTING
AGREEMENT")  in the form  attached  hereto as EXHIBIT A,  pursuant to which each such  Shareholder  has agreed,  among other things,  to grant the Parent a proxy with  respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein;

         WHEREAS,  the Parent,  the  Purchaser  and the  Company  desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective representations,  warranties and agreements  set forth herein,  the Parent,  the
Purchaser and the Company agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER.

         Upon the  terms  and  subject  to the  satisfaction  or  waiver  of the conditions hereof, and in accordance with the applicable provisions of the GBCL, at the Effective  Time the  Purchaser  will be merged with and into the Company.
Following the Merger,  the separate  corporate  existence of the Purchaser  will cease and the Company will continue as the surviving corporation (the "SURVIVING
CORPORATION").

         SECTION  1.2  EFFECTIVE  TIME.

         Subject to the provisions of this  Agreement,  on the Closing Date, the parties hereto will  consummate the Merger,  in the manner required by the GBCL, by  delivering  articles  of  merger to the  Secretary  of State of the State of
Missouri,  and take such other and further  actions as may be required by law to cause the Merger to become  effective.  The time the Merger becomes effective is referred to herein as the "EFFECTIVE TIME."

         SECTION 1.3 EFFECTS OF THE MERGER.

         The  Merger  will  have the  effects  set  forth in the  GBCL.  Without limiting the generality of the foregoing,  and subject thereto, at the Effective
Time,  all the  properties,  rights,  privileges,  powers and  franchises of the
Company and the Purchaser will vest in the Surviving Corporation, and all debts, liabilities  and duties of the Company and the Purchaser  will become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4  CONVERSION OF COMMON  SHARES.

         At the  Effective  Time, by virtue of the Merger and without any action on the part of the Parent,  the Purchaser,  the Company or any holders  thereof, each share of the Company's  common stock, par value $.10 per share (the "COMMON
SHARES")  and  the  one  share  of  Non-Redeemable   Common  Stock,  issued  and
outstanding  immediately  prior to the Effective Time (other than (i) Dissenting
Shares  and (ii) any  Common  Shares in the  treasury  of the  Company or by any wholly owned  subsidiary of the Company,  which Common Shares,  by virtue of the
Merger  and  without  any  action  on the part of the  holder  thereof,  will be cancelled  and retired  and will cease to exist with no payment  being made with respect  thereto) will be cancelled  and retired and will be converted  into the right to  receive  $12.50 in cash (the  "MERGER  PRICE"),  payable to the holder thereof,  without interest thereon,  upon surrender of the certificate  formerly representing such Common Share.

         SECTION 1.5 INTENTIONALLY DELETED.

         SECTION 1.6 OPTIONS;  STOCK PLANS.

         Prior to the Effective Time, the Board of Directors of the Company (the
"COMPANY  BOARD")  (or,  if  appropriate,  any  committee  thereof)  will  adopt appropriate  resolutions  and take all  other  actions  necessary  or  desirable
(including effecting all necessary amendments to the Stock Plans and Options and
obtaining  all   applicable   consents  from   optionees)  to  provide  for  the
cancellation,  effective at the Effective Time, of all of the outstanding  stock options (the  "OPTIONS")  heretofore  granted  under any stock option or similar plan of the Company  (the  "STOCK  PLANS") or under any  agreement,  without any payment therefor except as otherwise provided in this Section 1.6.

                  (a)  Immediately  prior  to the  Effective  Time,  each of the
         Options  (whether  vested or  unvested)  which are  listed in  SCHEDULE
         4.3(B)  of the  disclosure  schedule  delivered  to the  Parent  by the
         Company prior to the date hereof (the "COMPANY  DISCLOSURE  SCHEDULE"), which  list  includes  all  outstanding  Options,  will be  vested  and
         canceled,   to  the  extent  such  Option  remains  outstanding  as  of immediately prior to the Effective Time (and to the extent  exercisable will no longer be exercisable) and will entitle the holder thereof,  in cancellation and settlement therefor,  to a payment, if any, in cash by the  Company  (less  any  applicable  withholding  taxes)  equal to the product of (i) the total number of Common Shares subject to such Option
         (without regard to whether such Option was vested or unvested) and (ii)
         the excess,  if any, of the Merger  Price over the  exercise  price per
         Common  Share  subject  to such  Option  (the  "CASH  -----  Payment");
         provided  that no such  payment will be due until  following  such time that the Company has  delivered to the Parent a true and complete  list of the Options which remain  outstanding as of immediately prior to the
         Effective Time. If the exercise price per share of any Option equals or exceeds the Merger  Price,  the Cash  Payment  therefor  shall be zero.
         Notwithstanding  the foregoing,  payment of the Cash Payment is subject to  written  acknowledgment,  in a form  acceptable  to  the  Surviving
         Corporation,  delivered  within five (5) days after the date hereof and conditioned on Closing,  that no further  payment is due to such holder on account of any Option  and all of such  holder's  rights  under such
         Options have terminated.

                  (b) The Company represents, warrants and covenants that, prior to the Effective Time, the Company Board will take all necessary action to terminate the 1995 Stock Option Plan and the 1997 Omnibus  Incentive
         Plan,  and all  other  Stock  Plans  and any  other  plan,  program  or arrangement,  including under employment agreements,  providing for the issuance  or grant of Options or any other  interest  in respect of the
         Capital Stock of the Company or any  subsidiary in each case  effective prior to the Effective Time.

                  (c) The  Company and the Parent  agree that the Cash  Payments are the sole  payments that will be made with respect to or in relation to the Options.

         SECTION 1.7  SHAREHOLDERS'  MEETING.

         The Company, acting through the Company Board, will, in accordance with applicable law:

                  (a) duly  call,  give  notice of,  convene  and hold a special meeting  of  its  shareholders  (the  "SPECIAL  Meeting")  as  soon  as practicable  following the execution of this  Agreement for the purpose of considering and taking action upon this Agreement;

                  (b)  prepare,   in  consultation  with  the  Parent,  a  proxy
         statement (the "PROXY  STATEMENT") to be mailed to its  shareholders to obtain the  necessary  approvals  of the Merger  and  adoption  of this
         Agreement by its shareholders; and

                  (c) subject to Section 6.3(c),  include in the Proxy Statement the  recommendation  of the  Company  Board  that  shareholders  of the
         Company  vote in favor of the  approval  of the Merger and  adoption of this Agreement.

         SECTION 1.8  CLOSING.

         The  closing of the  Merger  (the  "CLOSING")  will take place at 10:00
a.m.,  on a date  to be  specified  by the  parties,  which  will  be as soon as practicable,  but  in  no  event  later  than  the  third  business  day,  after satisfaction  or waiver of all of the conditions set forth in Article VII hereof

(the  "CLOSING  DATE"),  at the offices of Olshan  Grundman  Frome  Rosenzweig &
Wolosky LLP, or at such other time, date or place as the parties may agree.  The parties will use commercially  reasonable  efforts to cause the Closing to occur on or before October 31, 2006.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         SECTION 2.1 ARTICLES OF INCORPORATION.

         The  Articles  of  Incorporation   of  the  Purchaser,   as  in  effect
immediately  prior to the Effective Time, will be the Articles of  Incorporation of the Surviving  Corporation  until  thereafter  amended in accordance with the provisions  thereof and hereof and applicable law; provided that the name of the
Surviving Corporation will be "Collins Industries, Inc."

         SECTION 2.2 BYLAWS.

         Subject to the provisions of Section 6.6 of this Agreement,  the Bylaws of the  Purchaser  in effect  at the  Effective  Time will be the  Bylaws of the
Surviving  Corporation  until amended in accordance with the provisions  thereof and applicable law.

         SECTION 2.3 DIRECTORS.

         Subject to applicable  law, the directors of the Purchaser  immediately prior to the  Effective  Time will be the  initial  directors  of the  Surviving
Corporation  and will hold office  until their  respective  successors  are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 2.4 OFFICERS.

         The officers of the Company  immediately  prior to the  Effective  Time will be the initial officers of the Surviving Corporation.

                                  ARTICLE III
                      DISSENTING SHARES; PAYMENT FOR SHARES

         SECTION 3.1  DISSENTING  SHARES.

         Notwithstanding  Section 1.4,  Common  Shares  outstanding  immediately prior to the  Effective  Time and held by a holder who has not voted in favor of the Merger or consented  thereto in writing and who has demanded  appraisal  for such Common Shares in accordance with the GBCL ("DISSENTING SHARES") will not be converted  into a right to receive the Merger Price and the holder  thereof will be entitled  only to such rights as are granted by the GBCL,  unless such holder fails to  perfect  or  withdraws  or  otherwise  loses  such  holder's  right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Common Shares will be treated as if they had been  converted as of the Effective Time into a right to receive the
Merger  Price,  and such Common  Shares will not then be deemed to be Dissenting
Shares under this  Agreement.  The Company will give the Parent prompt notice of any  demands  received by the Company  for  appraisal  of Common  Shares and any objections  to the  Merger,  and the Parent  will have the right to conduct  all negotiations and proceedings with respect to such demands. The Company will not, except  with the prior  written  consent of the Parent,  make any  payment  with respect  to, or settle or offer to  settle,  or  otherwise  negotiate,  any such demands.

         SECTION 3.2 PAYMENT FOR COMMON SHARES.

                  (a) At Closing,  the Parent or the Purchaser will deposit,  or cause to be  deposited,  in trust with such bank or trust company as is mutually  acceptable to the Parent and the Company (the "PAYING AGENT")
         the  aggregate  Merger Price to which  holders of Common Shares will be entitled at the Effective  Time pursuant to Section 1.4. On the Closing
         Date, the Paying Agent will invest the funds deposited with it pursuant to this Section in money market  securities or similar type investments as the Parent may direct. From and after the Effective Time, the Paying
         Agent  will  effect  the  payment  of the  Merger  Price in  respect of certificates  (the  "CERTIFICATES")  that, prior to the Effective Time, represented  Common  Shares  entitled  to payment  of the Merger  Price pursuant to Section 1.4.

                  (b) Promptly  after the Effective  Time, the Paying Agent will mail to each record holder of  Certificates as of the Effective Time, a form of letter of transmittal approved by the Parent which will specify that  delivery  will be  effected,  and risk of loss  and  title to the
         Certificates  will pass, only upon proper delivery of the  Certificates to the  Paying  Agent and  instructions  for use in  surrendering  such
         Certificates  and receiving the Merger Price in respect  thereof.  Upon the  surrender  of  each  such  Certificate  together  with a  properly completed and executed letter of transmittal, the Paying Agent will pay to the holder of such  Certificate  the Merger Price  multiplied by the number of Common Shares formerly  represented by such  Certificate,  in
         consideration   therefor,   and  such  Certificate  will  forthwith  be
         cancelled.  Until so  surrendered,  each such  Certificate  (other than
         Dissenting  Shares or Certificates  representing  Common Shares held by the Parent or the Purchaser,  any wholly owned subsidiary of the Parent or the Purchaser, in the treasury of the Company or by any wholly owned subsidiary of the Company) will  represent  solely the right to receive the aggregate Merger Price relating  thereto.  No interest or dividends will be paid or accrued on the Merger  Price.  If the Merger  Price (or any portion  thereof) is to be  delivered  to any person other than the person in whose name the Certificate surrendered is registered, it will be a  condition  to such right to receive  such  Merger  Price that the
         Certificate  so  surrendered  be properly  endorsed or  otherwise be in proper  form  for  transfer  and  that  the  person  surrendering  such
         Certificate  will pay to the Paying  Agent any  transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Certificate surrendered, or establish to the  satisfaction of the Paying Agent that such taxes have been paid or are not applicable.

                  (c)  Promptly  after  the  Surviving   Corporation's   request
         therefor  made at any time  following  the date which is 180 days after the  Effective  Time,  the Paying Agent will  deliver to the  Surviving
         Corporation  all  cash,   Certificates   and  other  documents  in  its

         possession  relating to the  transactions  described in this Agreement, and upon such  delivery  the  Paying  Agent's  duties  will  terminate.
         Thereafter, each holder of a Certificate may surrender such Certificate to the  Surviving  Corporation  and  (subject to  applicable  abandoned property,  escheat and similar laws) receive in consideration  therefor the aggregate  Merger Price relating  thereto,  without any interest or dividends thereon.  Notwithstanding the foregoing,  none of the Parent, the  Purchaser,  the Company or the Paying  Agent will be liable to any person in respect of any cash delivered to a public  official  pursuant to any applicable abandoned property, escheat or similar law.

                  (d) After the  Effective  Time,  there will be no transfers on the stock  transfer  books of the Surviving  Corporation  of any Common
         Shares which were outstanding  immediately prior to the Effective Time.
         If,  after  the  Effective  Time,  Certificates  are  presented  to the
         Surviving Corporation or the Paying Agent, they will be surrendered and cancelled  in return for the  payment  of the  aggregate  Merger  Price relating thereto, as provided in this Article III.

                  (e) In the event any Certificates shall have been lost, stolen or  destroyed,  upon the  making  of an  affidavit  of that fact by the person claiming such  Certificate(s)  to be lost,  stolen or destroyed, the Paying Agent will  disburse the Merger Price  payable in respect of the  Common  Shares  represented  by such  lost,  stolen  or  destroyed
         Certificates.

                  (f) The Purchaser shall be entitled to deduct and withhold, or cause the Paying  Agent to deduct and  withhold,  from the Merger Price payable to a holder of Common  Shares  pursuant  to the Merger any such amounts as are  required  under the Internal  Revenue Code of 1986,  as amended (the "CODE"),  or any applicable  provision of state,  local or foreign  Tax law.  To the extent  that  amounts  are so withheld by the
         Purchaser or Paying Agent,  such withheld  amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the
         Common Shares in respect of which such  deduction and  withholding  was made by the Purchaser.

                  (g) If, at any time after the  Effective  Time,  the Surviving
         Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable  to vest,  perfect or confirm of record or  otherwise  in the
         Surviving  Corporation its right, title or interest in, to or under any of the rights,  properties or assets of the Purchaser or the Company or otherwise carry out this  Agreement,  the officers and directors of the
         Surviving  Corporation  shall be authorized to execute and deliver,  in the name and on behalf of the Purchaser or the Company, all such deeds, bills of sale,  assignments  and  assurances and to take and do, in the name and on behalf of the  Purchaser  or the  Company,  all such  other actions and things as may be necessary or desirable to vest, perfect or confirm  any and all right,  title and  interest  in, to and under such rights,  properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company makes these  representations  and  warranties  set forth in this Article IV, except as set forth in the Company Disclosure Schedules, to the
Parent and the  Purchaser.  Items  disclosed  in one  particular  section of the
Company Disclosure  Schedules shall be deemed to be constructively  disclosed or listed in other sections of the Company Disclosure  Schedules to the extent that it is reasonably  apparent that the disclosure  relates to such other  sections.
The fact that any item of  information  is contained  in the Company  Disclosure
Schedules  shall  not be  construed  as an  admission  of  liability  under  any applicable law, or to mean that such information is material.

         SECTION 4.1 ORGANIZATION AND QUALIFICATION;  SUBSIDIARIES.

         The Company is a corporation  duly organized,  validly  existing and in good  standing  under the laws of the State of Missouri.  Except as set forth in
SCHEDULE  4.1  of  the  COMPANY  DISCLOSURE  SCHEDULE,  each  of  the  Company's subsidiaries  is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction of its  incorporation.  The Company and each of its subsidiaries has the requisite  corporate power and authority to own,  operate or lease its  properties and to carry on its business as it is now being  conducted,  and is duly  qualified or licensed to do business,  and is in good standing,  in each  jurisdiction in which the nature of its business or the properties owned,  operated or leased by it makes such qualification,  licensing or good  standing  necessary,  except  where the  failure  to have such power or authority,  or the failure to be so  qualified,  licensed  or in good  standing, would not have a Material  Adverse  Effect on the  Company.  The term  "MATERIAL
ADVERSE EFFECT ON THE COMPANY," as used in this  Agreement,  means any change in or  effect  on the  business,  financial  condition,  results  of  operation  or prospects of the Company or any of its  subsidiaries  that could  reasonably  be expected to have a material  adverse effect on the Company and its  subsidiaries taken as a whole or could  reasonably be expected to prevent or materially delay consummation  of the Merger;  provided that the foregoing  shall not include any change or effect  that  results  or arises  from or  relates  to  changes in (A)
general  economic  or  market  conditions,  except  to the  extent  they  have a disproportionate  impact on the  Company,  or  prevailing  interest  rates,  (B)
conditions  generally  affecting the industry in which the Company or any of its subsidiaries  operates,  or  (C)  laws,  regulations  or  accounting  standards, principles or interpretations.

         SECTION  4.2  CHARTER;  BYLAWS AND RIGHTS  AGREEMENT.

         The  Company  has  heretofore  made  available  to the  Parent  and the
Purchaser a complete and correct copy of the articles of  incorporation  and the bylaws or comparable organizational documents, each as amended as of the date of this  Agreement,  of the  Company  and  each of its  subsidiaries  and has  made available a complete and correct copy of the Rights  Agreement,  dated as of May
25, 2006 between the Company and Mellon  Investor  Services LLC, as Rights Agent
(as amended through the date hereof, the "RIGHTS AGREEMENT").

         SECTION 4.3 CAPITALIZATION.

                  (a) The  authorized  capital stock of the Company  consists of
         Seventeen  Million   (17,000,000)  Common  Shares,  One  (1)  share  of
         Non-Redeemable  Common Stock and Two Million  Nine Hundred  Ninety-Nine
         Thousand Nine Hundred Ninety-Nine  (2,999,999) shares of Capital Stock, par value $.10 per share (the "CAPITAL STOCK"),  of which Seven Hundred
         Fifty  Thousand  (750,000)  shares  are  designated  as Series A Junior
         Participating Preferred Stock, par value $.10 per share (the "PREFERRED
         STOCK").  As of the close of  business  on the date of this  Agreement,
         6,343,375 Common Shares were issued and  outstanding,  all of which are entitled to vote on this  Agreement,  and no Common Shares were held in treasury.  As of the close of  business  on the date of this  Agreement there were no shares of Capital Stock issued and outstanding. As of the close of business on the date of this Agreement there were no shares of
         Preferred  Stock  issued and  outstanding.  The  Company  has no shares reserved for issuance,  except that, as of the date of this  Agreement, there were 113,300  Common  Shares  reserved  for issuance  pursuant to outstanding  Options granted under the Stock Plans and there were Seven
         Hundred Fifty Thousand  shares of Preferred Stock reserved for issuance upon  exercise of the rights  issued  pursuant to the Rights  Agreement
         (the "Rights").

                  (b) SCHEDULE  4.3(B) of the COMPANY  DISCLOSURE  SCHEDULE sets forth the holder of each  outstanding  Option and the number of shares, exercise price and expiration date of each grant to such holder. Except as set forth in  SCHEDULE  4.3(B) of the COMPANY  DISCLOSURE  SCHEDULE,
         since June 30, 2006,  the Company has not granted any Options or issued any shares of Capital Stock except  pursuant to the exercise of Options outstanding as of such date. All the outstanding Common Shares are, and all Common  Shares  which may be issued  pursuant  to the  exercise  of outstanding  Options  will be, when  issued and paid for in  accordance with the respective  terms thereof,  duly  authorized,  validly issued, fully  paid and  nonassessable  and are not  subject  to, nor were they issued in violation of, any preemptive rights.

                  (c)   There  are  no   bonds,   debentures,   notes  or  other
         indebtedness   having  general  voting  rights  (or  convertible   into
         securities having such rights) ("VOTING DEBT") of the Company or any of its subsidiaries issued and outstanding.

                  (d)  Except as set forth  above or in  SCHEDULE  4.3(D) of the
         COMPANY  DISCLOSURE  SCHEDULES  or for the  Rights  and  except for the transactions  contemplated  by this  Agreement,  there are no  existing options,  warrants, calls,  subscriptions or other rights,  agreements, arrangements or commitments of any character, relating to the issued or unissued  capital  stock  of the  Company  or any of its  subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued,  transferred  or sold, or providing for the vesting  of, any shares of  capital  stock or Voting  Debt of, or other equity  interest  in,  the  Company  or  any  of  its  subsidiaries  or securities  convertible  into or exchangeable for such shares or equity interests  and  neither  the  Company  nor any of its  subsidiaries  is obligated  to grant,  extend or enter  into any such  option,  warrant,
         call,   subscription   or  other  right,   agreement,   arrangement  or
         commitment.

                  (e) Except as  contemplated  by this  Agreement  or the Rights
         Agreement,  there are no  outstanding  contractual  obligations  of the
         Company or any of its  subsidiaries to repurchase,  redeem or otherwise acquire any Common Shares or the capital stock of the Company or any of its subsidiaries.

                  (f) Except as  contemplated  by this  Agreement  or the Voting
         Agreements,   there  are  no  voting  trusts  or  other  agreements  or
         understandings  to which the  Company  is a party  with  respect to the voting of the Company's Common Shares.

                  (g) At and after the Effective Time, no holder of Options will have any right to  receive  shares of  capital  stock of the  Surviving
         Corporation upon exercise of Options.

                  (h) Except as  disclosed  in  SCHEDULE  4.3(H) of the  COMPANY
         DISCLOSURE SCHEDULE, no Indebtedness of the Company or its subsidiaries contains any prohibition of, or prepayment penalty upon, the prepayment
         of  any  of  such  Indebtedness.   As  used  in  this  Section  4.3(h),
         "Indebtedness" means (A) all indebtedness for borrowed money or for the deferred  purchase  price of  property  or  services  including  unpaid installments  of the purchase  price for fixed assets  purchased  under installment arrangements (other than current trade liabilities incurred in the  ordinary  course of  business  and payable in  accordance  with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument,  (C) all obligations under financing leases,  (D) all obligations in respect of acceptances issues or  created,  and  (E)  all  liabilities  secured  by any  lien  on any property.

                  (i)  Except  for the  right of first  refusal  granted  to the
         Company with respect to the  redeemable  Common Shares  pursuant to the articles  of  incorporation  of the  Company,  each of the  outstanding shares of capital  stock of the  Company  and of each of the  Company's subsidiaries  is  duly  authorized,  validly  issued,  fully  paid  and nonassessable,  and 100% of such shares of the  Company's  subsidiaries are owned by the Company or by a subsidiary of the Company in each case free and clear of any lien, claim, option,  charge,  security interest, limitation,  encumbrance  and  restriction  of  any  kind  (any  of the foregoing being a "LIEN").

                  (j) Set forth in  SCHEDULE  4.3(J) of the  COMPANY  DISCLOSURE
         SCHEDULE  is a complete  and  correct  list of each  subsidiary  of the
         Company and each joint venture or  partnership  in which the Company or
         any  of  its   subsidiaries  has  an  interest  (and  the  amounts  and
         percentages  of any such  interests)  and each such  subsidiary,  joint venture  and  partnership  that  has  been  closed  or sold  (i) in the five-year  period  preceding  the  date  hereof  or (ii) to the  actual knowledge of the Company, in respect of which the Company or any of its subsidiaries provided  indemnities,  for representations and warranties
         (including  as  to  environmental   matters)  or  otherwise  for  which
         liabilities remain outstanding as of the date of this Agreement.

         SECTION 4.4 AUTHORITY.

         The Company has all necessary  corporate power and authority to execute and deliver this  Agreement  and to  consummate  the  transactions  contemplated hereby.  The  execution  and  delivery of this  Agreement by the Company and the consummation by the Company of the  transactions  contemplated  hereby have been duly and validly  authorized  and  approved  by the  Company  Board and no other corporate  proceedings  on the part of the Company are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby and thereby,  other  than the  approval  of this  Agreement  and the  Merger  by the affirmative  vote of the holders of  two-thirds of the then  outstanding  Common
Shares entitled to vote thereon (the "REQUISITE VOTE").  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization,  execution and delivery of this Agreement by the Parent and the  Purchaser,  constitutes  a valid  and  binding  obligation  of the  Company enforceable against the Company in accordance with its terms.

         SECTION 4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a)   Assuming   (i)   the   filings    required   under   the
         Hart-Scott-Rodino  Antitrust  Improvements Act of 1976, as amended, and the rules and  regulations  thereunder (the "HSR ACT") are made and the waiting periods  thereunder have been terminated or have expired,  (ii)
         the  filing of the  articles  of merger  and other  appropriate  merger documents, if any, as required by the GBCL, is made, and (iii) approval of this  Agreement by the Requisite Vote of the  shareholders,  none of the  execution  and  delivery of this  Agreement  by the  Company,  the consummation by the Company of the transactions  contemplated hereby or compliance  by the Company with any of the  provisions  hereof will (A)
         conflict with or violate the articles of incorporation or bylaws of the
         Company  or  the  comparable  organizational  documents  of  any of its subsidiaries, (B) except as set forth in SCHEDULE 4.5(A) of the COMPANY
         DISCLOSURE  SCHEDULE,  result  in a breach or  violation  of, a default under or the  triggering  of any  payment or the  increase in any other obligations pursuant to, any of the Company's existing Employee Benefit
         Arrangements (as hereinafter  defined) or any grant or award made under any of the Employee Benefit  Arrangements,  (C) to the actual knowledge of the Company, conflict with or violate any statute,  ordinance, rule, regulation,  order,  judgment,  decree, permit or license applicable to the Company or any of its subsidiaries,  or by which any of them or any of their respective  properties or assets may be bound or affected,  or
         (D) except as set forth in SCHEDULE  4.5(A) of the  COMPANY  DISCLOSURE
         SCHEDULE,  require the consent  from or the giving of notice to a third party  pursuant to,  result in a violation or breach of or constitute a default  (or an event  which with notice or lapse of time or both would become a default)  under,  or give to others any rights of termination, amendment,  acceleration or  cancellation  of, or result in any loss of any benefit,  the  triggering of any payment by, or the increase in any other  obligation  of, the  Company or any of its  subsidiaries  or the creation of any Lien on any of the property or assets of the Company or any of its  subsidiaries  (any of the  foregoing  referred to in clause
         (B),  (C) or this  clause  (D)  being a  "VIOLATION")  pursuant  to any
         Material Contract.

                  (b) To  the  actual  knowledge  of the  Company,  none  of the
         execution  and  delivery  of  this   Agreement  by  the  Company,   the
         consummation by the Company of the transactions  contemplated hereby or compliance  by the  Company  with  any of the  provisions  hereof  will require any consent, waiver,  approval,  authorization or permit of, or registration  or filing with or  notification  to (any of the foregoing with respect to any Governmental Entity (as hereinafter defined) or any other third party being a "CONSENT"),  any  government  or  subdivision thereof, or any administrative, governmental, legislative or regulatory
         authority,   agency,   commission,   tribunal,   court  or   body,   (a

                                       10

         "GOVERNMENTAL  ENTITY"),  except for (i) the filing of the  articles of merger pursuant to the GBCL, (ii) compliance with the HSR Act, or (iii)
         those  situations  in which the failure to obtain such  Consent,  or to make such filing or  notification,  would not,  individually  or in the aggregate,  be  material  to  the  operations  of  the  Company  or its subsidiaries.

                  SECTION 4.6 SEC REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Company  has filed with the  Securities  and  Exchange
         Commission  (the  "SEC") all forms,  reports,  schedules,  registration statements and definitive proxy  statements  required to be filed by it with the SEC since January 1, 2003 (as amended,  restated or superseded since  the  time  of  their  filing  and  prior  to  the  date  hereof, collectively,  the "SEC  REPORTS").  Except  as set  forth in  SCHEDULE
         4.6(A) of the COMPANY DISCLOSURE SCHEDULE,  the SEC Reports (including, but not limited to, any financial  statements or schedules  included or incorporated by reference  therein),  complied in all material respects with the  requirements  of the  Securities  Exchange  Act of  1934,  as
         amended  (the  "EXCHANGE  ACT"),  or the  Securities  Act of  1933,  as
         amended,  including the rules and  regulations  promulgated  thereunder
         (the  "SECURITIES  Act")  applicable,  as the case may be,  to such SEC
         Reports  and  the  Sarbanes-Oxley  Act of  2002,  and  none  of the SEC
         Reports,  including  those filed after January 19, 2006,  contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements  made therein,  in light of the circumstances under which they were made, not misleading.

                  (b)  Except as set  forth in  SCHEDULE  4.6(B) of the  COMPANY
         DISCLOSURE SCHEDULE the (i) audited  consolidated  balance sheets as of
         October 31, 2005 (the "BALANCE  SHEET DATE" and the balance sheet as of such date,  the  "BALANCE  SHEET") and October 31, 2004 and the audited consolidated  statements of operations,  shareholders'  equity and cash flows for each of the three years in the period ended  October 31, 2005
         (including the related notes and schedules  thereto) of the Company and
         (ii) the unaudited consolidated balance sheet as of August 31, 2006 and the  unaudited  consolidated  statements of  operations,  shareholders'
         equity and cash flows for the ten-month period ended August 31, 2006 of the  Company  delivered  to  the  Parent  were  prepared  from,  are in accordance with and accurately  reflect in all material  respects,  the
         Company's  books  and  records  as of the  times  and for  the  periods referred  to  therein,  present  fairly in all  material  respects  the
         consolidated   financial  position  and  the  consolidated  results  of
         operations and cash flows of the Company and its subsidiaries as of the dates  or for the  periods  presented  therein  and  were  prepared  in accordance with United States generally accepted accounting  principles
         ("GAAP")  consistently  applied during the periods  involved (except as set forth in the notes  contained  therein and subject,  in the case of unaudited  statements,  to recurring audit adjustments normal in nature and amount).  The financial  statements  referred to in clauses (i) and
         (ii) hereof are referred to herein as the "COMPANY FINANCIALS."

                  (c) Except as reserved  against in the unaudited  consolidated balance sheet as of August 31, 2006 or as set forth in SCHEDULE  4.6(C)
         of the COMPANY DISCLOSURE SCHEDULE, as of the date hereof,  neither the

                                       11

         Company nor any of its  subsidiaries  have any material  liabilities or obligations (absolute,  accrued, fixed, contingent or otherwise), other than liabilities incurred in the ordinary course of business consistent with past practice since August 31, 2006.

         SECTION  4.7  ENVIRONMENTAL  MATTERS.

         To the actual  knowledge of the senior  officers  and  directors of the
Company, except as set forth in SCHEDULE 4.7 of the COMPANY DISCLOSURE SCHEDULE:

                  (a)  The  Company  and  its  subsidiaries  have  complied  and currently comply with all Environmental Laws;

                  (b) Neither the  Company  nor any of its  subsidiaries  is the subject of any federal, state, local or foreign investigation,  decree, order or judgment  and neither the Company nor any of its  subsidiaries has  received  any  written  notice  or  claim,  or  entered  into  any negotiations or agreements with any person, relating to compliance with or to  any  liability,  investigation  or  remedial  action  under  any
         Environmental Laws;

                  (c)  Neither  the  Company  nor  any of its  subsidiaries  has manufactured,  treated,  stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Substance in a manner that is in violation of any  Environmental  Law or owned or operated  any  property  or facility  in a manner in  violation  of any
         Environmental  Law that has given or would  reasonably  be  expected to give rise to any liability, including any liability for response costs, corrective  action costs,  personal injury,  property  damage,  natural resources damages or attorney fees pursuant to any Environmental Laws;

                  (d) No  Hazardous  Substances  or other  conditions  have been released or  otherwise  come to be located at any  property or facility owned,  operated  or used by on  behalf  of the  Company  or any of its subsidiaries in a manner that is in violation of any  Environmental Law or has given or will give rise to liability under Environmental Laws or
         against  any  person  whose   liability  the  Company  or  any  of  its
         subsidiaries  retained or assumed either  contractually or by operation of law;

                  (e) The Company and each of its  subsidiaries  holds and is in compliance  with all  permits  required  to conduct  its  business  and operations under all applicable Environmental Laws;

                  (f)  Neither  the  Company  nor  any of its  subsidiaries  has received any written  Environmental  Claim against it, nor has any such
         Environmental Claim been threatened in writing;

                  (g) Neither the Company nor any of its subsidiaries has failed to timely file all reports and notifications  required to be filed with respect to all of its property and facilities or has failed to generate and  maintain  all  required  records  and data  under  all  applicable
         Environmental Laws; and

                                       12

                  (h)  Neither  the  Company  nor  any of its  subsidiaries  has entered  into any  contract  wherein  it has  continuing  liability  or responsibility  relating to  environmental  matters with respect to any real property that is no longer owned or leased by any of them.

         "ENVIRONMENTAL CLAIM" means any claim, demand, action, suit, complaint,
proceeding,  directive,   investigation,   lien,  demand  letter  or  notice  of
noncompliance,  violation  or  liability  by any person  asserting  liability or potential liability (including liability or potential liability for enforcement,
investigatory  costs,  cleanup  costs,   governmental  response  costs,  natural
resource damages,  property damage, personal injury, fines or penalties) arising out of,  based on or  resulting  from  (x) the  presence,  discharge,  emission, release or threatened  release of any Hazardous  Substance at any location;  (y)
circumstances  forming the basis of any  violation  or alleged  violation of any
Environmental  Law or any permit  issued  under any  Environmental  Law;  or (z)
otherwise relating to obligations or liabilities under any Environmental Law.

         "ENVIRONMENTAL  LAWS" means any and all  applicable  federal,  state or local statutes, regulations,  ordinances, guidelines, codes, decrees, permits or other legally  enforceable  requirement  of any foreign  government,  the United
States, or any state, local, municipal or other governmental entity, regulating, relating to or imposing liability or standards of conduct concerning  protection
of  the  environment   (including   indoor  air,  ambient  air,  surface  water,
groundwater,  land surface,  subsurface  strata,  or plant or animal species) or human health as affected by the environment or Hazardous  Substances  (including employee health and safety).

         "HAZARDOUS  SUBSTANCE"  means all explosive or radioactive  substances, materials  or  wastes,  hazardous  or toxic  substances,  materials  or  wastes, asbestos,  asbestos-containing  materials,  mold,  pollutants  and  contaminants
(including  petroleum  or  any  fraction  thereof)  and  all  other  substances, materials or wastes, whether or not defined as such, that are regulated pursuant to or that could result in liability under any applicable Environmental Law.

Notwithstanding any of the representations and warranties contained elsewhere in this  Agreement,  all  environmental  matters are governed  exclusively  by this
Section 4.7.

         SECTION 4.8 COMPLIANCE WITH APPLICABLE LAWS.

                  (a)  The  Company  and  its  subsidiaries  hold  all  material permits, licenses,  variances,  exemptions, orders and approvals of all
         Governmental  Entities (the "Company Permits") required in order to own their assets and to conduct  their  respective  businesses as currently conducted,  except where the failure to hold such Company Permits would not, individually or in the aggregate, be material to the operations of the Company or its subsidiaries, and are in compliance with all Company
         Permits,  except where the failure to comply would not, individually or in the  aggregate,  be material to the operations of the Company or its subsidiaries.  The operations of the Company and its subsidiaries  have been  conducted  in  compliance  with  all  material  applicable  laws,
         ordinances  and  regulations  of  any   Governmental   Entity,   except
         violations which are not, individually or in the aggregate, material to the operations of the Company or its subsidiaries.

                                       13

                  (b) This  Section  4.8 does not  relate  to (i)  environmental matters,  which are instead the subject of Section 4.7,  (ii)  employee benefits  matters,  which are instead the subject of Section  4.12,  or
         (iii) tax matters, which are instead the subject of Section 4.14.

         SECTION  4.9  LITIGATION.

         Except as set forth in SCHEDULE 4.9 of the COMPANY DISCLOSURE SCHEDULE, there is no suit,  claim,  action,  proceeding or  investigation  ("LITIGATION")
pending or, to the knowledge of the Company,  threatened  against the Company or any of its  subsidiaries  which,  if adversely  determined,  would be reasonably expected to result in a liability to the Company in excess of Two Hundred  Fifty
Thousand  Dollars  ($250,000) in the aggregate.  Except as set forth in SCHEDULE
4.9 of the  COMPANY  DISCLOSURE  SCHEDULE,  neither  the  Company nor any of its subsidiaries is subject to any material  outstanding order, writ,  injunction or decree.  Except as disclosed in SCHEDULE 4.9 of the COMPANY DISCLOSURE SCHEDULE,
there is no litigation that the Company or its subsidiaries have pending against other parties.

         SECTION 4.10  INFORMATION.

         None of the  information  supplied or to be supplied by the Company for inclusion in (i) the Proxy Statement or (ii) any other document to be filed with any Governmental Entity in connection with the transactions contemplated by this
Agreement (the "OTHER  FILINGS")  will, at the  respective  times filed with any
Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Special Meeting and at Closing,  contain any untrue  statement of a material fact or omit to state  any  material  fact  required  to be  stated  therein  or necessary  in  order  to make  the  statements  made  therein,  in  light of the circumstances  under  which  they were  made,  not  misleading,  except  that no representation  is made by the Company with respect to  statements  made therein based on information  supplied by the Parent or the Purchaser  specifically  for inclusion in the Proxy Statement.

         SECTION 4.11 CERTAIN APPROVALS.

         The  Company  Board  has taken any and all  necessary  and  appropriate action to render the  provisions  of  Sections  351.407  and 351.459 of the GBCL inapplicable to the Merger and the transactions  contemplated by this Agreement.
No other  state  takeover  statute or  similar  domestic  or foreign  statute or regulation  applies  or  purports  to apply to the  Merger  or the  transactions contemplated by this Agreement.

         SECTION 4.12 EMPLOYEE BENEFIT PLANS.

                  (a)  SCHEDULE  4.12(A)  of  the  COMPANY  DISCLOSURE  SCHEDULE
         includes  a  complete  list of all  material  employee  benefit  plans, programs,  agreements and other arrangements  providing benefits to any former or current  employee,  officer or director of the Company or any of its  subsidiaries or any beneficiary or dependent  thereof,  whether covering one person or more than one person, sponsored or maintained by the Company or any of its  subsidiaries  or to which the Company or any of its  subsidiaries  contributes or is obligated to contribute for the benefit of U.S. employees of the Company and its subsidiaries  ("LISTED

                                       14

         PLANS").  Without  limiting the generality of the  foregoing,  the term
         "Listed Plans"  includes all employee  welfare benefit plans within the meaning of Section 3(1) of the Employee  Retirement Income Security Act
         of  1974,  as  amended,  and  the  regulations  promulgated  thereunder
         ("ERISA") and all employee  pension benefit plans within the meaning of
         Section  3(2)  of  ERISA  and  all  other  material  employee  benefit, employment,  bonus, incentive,  profit sharing,  thrift,  compensation, restricted stock,  retirement,  savings,  deferred compensation,  stock purchase,  stock  option,  termination,  severance,  change in control, fringe  benefit  and  other  similar  plans,  programs,  agreements  or arrangements.

                  (b) With  respect to each  Listed  Plan,  the Company has made available to the Parent a true,  correct and complete copy of: (i) each writing  constituting  a part of such Listed Plan,  including,  without limitation,  all plan documents,  benefit schedules,  trust agreements, and  insurance  contracts  and other  funding  vehicles;  (ii) the most recent Annual Report (Form 5500 Series) and accompanying  schedule,  if any;  (iii) the current  summary  plan  description  (and any  material modification to such description),  if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any;
         and (vi) the most recent determination letter from the Internal Revenue
         Service (the "IRS"), if any.

                  (c)  SCHEDULE  4.12(C)  of  the  COMPANY  DISCLOSURE  SCHEDULE
         identifies  each Listed Plan that is intended to be a "qualified  plan"
         within  the  meaning of Section  401(a) of the Code,  and the  Treasury
         Regulations  thereunder  ("QUALIFIED  PLANS").  The  IRS has  issued  a favorable  determination  letter  (or,  with  respect  to  standardized prototype plans, an opinion letter) with respect to each Qualified Plan that has not been revoked,  and, to the Company's knowledge,  there are no existing  circumstances nor any events that have occurred that could reasonably be expected to adversely  affect the qualified status of any
         Qualified Plan or the related trust. No Listed Plan is intended to meet the  requirements  of Section  501(c)(9) of the Code. No Listed Plan is
         subject to Title IV or Section 302 of ERISA.

                  (d) Each Listed Plan has been operated and administered in all material  respects in  accordance  with its terms and  applicable  law, including  but not limited to ERISA and the Code.  With respect to each
         Listed Plan, no event has occurred and there exists no condition or set of  circumstances in connection with which the Company could be subject to  any  liability  that,  individually  or  in  the  aggregate,  would reasonably  be  expected  to  have a  Material  Adverse  Effect  on the
         Company.

                  (e) Except as set forth in  SCHEDULE  4.12(E)  of the  COMPANY
         DISCLOSURE  SCHEDULE,  neither the Company nor any of its  subsidiaries contributes to or has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLAN"). With
         respect to each Multiemployer Plan in which the Company, any subsidiary or any ERISA Affiliate  participates or has  participated,  (i) none of the  Company,  any  of its  subsidiaries  or any  ERISA  Affiliate  has withdrawn,  partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal  liability;  (ii)
         none of the Company nor any of its  subsidiaries or any ERISA Affiliate has received any notice that any such plan is in  reorganization,  that increased  contributions  may be required to avoid a reduction  in plan benefits or the  imposition of any excise tax, or that any such plan is or  may  become  insolvent;  (iii)  none  of  the  Company,  any of its subsidiaries  or any ERISA  Affiliate  has failed to make any  required

                                       15

         contributions; (iv) to the Company's knowledge, no such plan is a party to any  pending  merger  or asset  or  liability  transfer;  (v) to the
         Company's knowledge, there are no PBGC proceedings against or affecting any such plan; and (vi) none of the Company, any of its subsidiaries or any ERISA Affiliate has any withdrawal liability by reason of a sale of assets  pursuant  to  Section  4204  of  ERISA.  With  respect  to each
         Multiemployer  Plan,  as of its last  valuation  date,  the  amount  of potential  withdrawal liability of the Company, any of its subsidiaries and any ERISA  Affiliates  would not  reasonably  be expected to have a
         Material  Adverse  Effect on the Company.  To the best knowledge of the
         Company,  nothing  has  occurred  or is  expected  to occur  that would materially  increase  the  amount  of the  total  potential  withdrawal liability  for any such  plan  over  the  amount  shown in the  Company
         Disclosure Schedule.

                  (f) Except as set forth in SCHEDULE  4.12(F) of the  COMPANY'S
         DISCLOSURE  SCHEDULE,  neither the Company nor any of its  subsidiaries has any liability for life,  health,  medical or other welfare benefits to former employees or beneficiaries or dependents thereof,  except for health  continuation  coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable  state law at no expense to the Company and its subsidiaries.

                  (g) There are no pending or, to the  knowledge of the Company, threatened  claims  (other  than claims for  benefits  in the  ordinary course),  lawsuits,  arbitrations or other alternate dispute resolution proceedings  which have been asserted or instituted  against the Listed
         Plans,  any  fiduciaries  thereof  with  respect to their duties to the
         Listed Plans or the assets of any of the trusts under any of the Listed
         Plans which could  reasonably be expected to result in any liability of the Company or any of its  subsidiaries to any Listed Plan  participant or beneficiary, the PBGC, the Department of Treasury, the Department of
         Labor or any Multiemployer Plan.

                  (h) Other than as disclosed in SCHEDULE 4.12(H) of the COMPANY
         DISCLOSURE  SCHEDULE,  neither  the  execution  and  delivery  of  this
         Agreement nor the consummation of the transactions  contemplated hereby will (either alone or in conjunction  with any other act required to be taken in connection with the transactions  contemplated  hereby) result in,  cause the  accelerated  vesting or delivery  of, or  increase  the amount or value of,  any  payment or  benefit  to any  employee  of the
         Company or any of its  subsidiaries,  or to fund any  "rabbi"  trust or similar trust.

                  (i) Except as set forth in  SCHEDULE  4.12(I)  of the  COMPANY
         DISCLOSURE SCHEDULE,  no employment agreement or stock option agreement between the Company and any of its executive  officers has been amended subsequent to January 1, 2006.

                                       16

         SECTION 4.13 INTELLECTUAL PROPERTY.

                  (a) Except as would  not,  individually  or in the  aggregate, reasonably  be  expected  to  have a  Material  Adverse  Effect  on the
         Company, the Company owns or possesses adequate licenses or other valid rights to use all  Intellectual  Property used in  connection  with the business of the Company as it has been or is  currently  conducted.  As
         used  herein   "INTELLECTUAL   PROPERTY"  means  all  patents,   patent
         applications,   patent   disclosures,   assumed  names,   trade  names,
         trademarks, trademark registrations and trademark applications, service marks,  service  mark  registrations  and  service  mark  applications, certification marks, certification mark registrations and certification mark applications,  copyrights,  copyright  registrations and copyright registration  applications,  databases  and database  rights,  internet websites and domain names and applications pertaining thereto, computer software (and related documentation),  trade secrets ("TRADE SECRETS"), know-how, industrial property, technology and other proprietary rights, both domestic and foreign,  which are owned by, used or held for use by the Company and its subsidiaries.

                  (b) Except as would  not,  individually  or in the  aggregate, reasonably  be  expected  to  have a  Material  Adverse  Effect  on the
         Company,  none of the  licenses  which  are  part  of the  Intellectual
         Property is subject to  termination  or  cancellation  or change in its terms or provisions as a result of this  Agreement or the  transactions provided for in this Agreement.

                  (c) To the  knowledge of the  Company,  no Person or entity is infringing, or has misappropriated,  any Intellectual Property owned by the Company or any of its subsidiaries.

                  (d) Except as would  not,  individually  or in the  aggregate, reasonably  be  expected  to  have a  Material  Adverse  Effect  on the
         Company, no claims with respect to the Intellectual  Property have been asserted or, to the best  knowledge of the Company,  are  threatened by any  Person  nor does the  Company  know of any valid  grounds  for any claims  (i) to the  effect  that  the  manufacture,  sale or use of any product or process or the furnishing of any service as previously used, now  used or  offered  or  proposed  for  use or  sale  by the  Company infringes on any copyright,  trade secret,  patent, trade name or other intellectual  property right of any Person, (ii) against the use by the
         Company or any of its  subsidiaries of any  Intellectual  Property,  or
         (iii)  challenging  the  ownership,  validity or  effectiveness  of any
         Intellectual  Property owned by the Company or any of its subsidiaries.
         Except as would not,  individually  or in the aggregate,  reasonably be expected to have a Material Adverse Effect on the Company,  all granted and issued patents and all registered  trademarks and service marks and all  copyrights  held by the  Company  or any of its  subsidiaries  are valid,  enforceable and  subsisting.  The Company has taken all actions
         reasonably   necessary  to  protect  and  enforce  its  rights  in  the
         Intellectual Property.

         SECTION 4.14 TAXES.

                  (a) The  Company and each of its  subsidiaries  has duly filed
         (or has had duly filed on its  behalf) or will duly file or cause to be duly filed all material  federal,  state,  local and foreign income and

                                       17

         other Tax Returns (as hereinafter  defined)  required to be filed by it
         (including,  but not  limited to, Tax  Returns  relating  to  estimated
         Taxes),  and  has  duly  paid  or  caused  to be  paid  all  Taxes  (as hereinafter  defined) shown to be due on such Tax Returns in respect of the periods  covered by such Tax Returns and has paid or made  adequate provision according to GAAP in the Company's  financial  statements for payment  of all Taxes in  respect of all  taxable  periods or  portions thereof ending on or before the date hereof.  All such Tax Returns were correct and  complete in all  material  respects  and were  prepared in substantial  compliance  with  all  applicable  laws  and  regulations.
         SCHEDULE  4.14(A)  of the  COMPANY  DISCLOSURE  Schedule  lists (i) all estimated Tax payments made by the Company and each of its subsidiaries for federal,  state and local tax purposes  with respect to the current tax year, (ii) the periods through which the Tax Returns required to be filed by the Company or its subsidiaries  have been examined by the IRS or other appropriate taxing authority,  or the periods during which the opportunity  for any  assessments  to be  made  by the  IRS or,  to the
         Company's  knowledge,  other appropriate  taxing authority has expired, and (iii) all notices  indicating an intent to open an audit or review, or notice of  deficiency or proposed  adjustment  for any amount of Tax proposed,  asserted,  or assessed by any taxing  authority  against the
         Company or its subsidiaries.  All material deficiencies and assessments asserted in writing as a result of such examinations or other audits by federal,  state,  local or foreign taxing  authorities  have been paid, fully  settled or  adequately  provided  for  according  to GAAP in the
         Company's financial statements, and no issue or claim has been asserted or  threatened  in writing  for Taxes by any taxing  authority  for any prior period,  other than those heretofore paid or adequately  provided for according to GAAP in the Company's financial statements.  Except as set forth in SCHEDULE 4.14(A) of the COMPANY DISCLOSURE SCHEDULE, there are no outstanding  agreements or waivers or requests for agreements or waivers, extending the statutory period of limitation applicable to any material  Tax Return of the Company or any of its  subsidiaries.  There are no liens for  amounts of Taxes on the assets of the Company nor any of its  subsidiaries  except for statutory  liens for current Taxes not yet due and  payable.  Except as set forth in  SCHEDULE  4.14(A) of the
         COMPANY  DISCLOSURE  SCHEDULE,  neither  the  Company  nor  any  of its subsidiaries is a party to any agreement,  contract or arrangement that could  result,  separately or in the  aggregate,  in the payment of any
         "excess  parachute  payments" within the meaning of Section 280G of the
         Code or that would not be  deductible  pursuant to the terms of Section
         162(a)(l),  162(m)  or  162(n)  of the  Code.  Except  as set  forth in
         SCHEDULE  4.14(A)  of the  COMPANY  DISCLOSURE  SCHEDULE,  neither  the
         Company nor any of its  subsidiaries is a party to a Tax sharing or Tax indemnity  agreement or any other  agreement  of a similar  nature that remains  in  effect.  Each of the  Company  and its  subsidiaries  have withheld and paid all Taxes  required to have been withheld and paid in connection with any amounts paid or owing to any employee,  independent contractor, creditor, stockholder, or other third party.

                  (b) For purposes of this Agreement,  the term "TAX" or "TAXES"
         means all taxes, charges, fees, levies or other assessments, including, without limitation,  income, gross receipts,  excise, property,  sales, use, value-added,  transfer,  license,  payroll,  withholding,  export, import, and customs duties,  capital stock and franchise taxes, imposed by the United  States or any  state,  local or  foreign  government  or subdivision  or agency  thereof,  including any interest,  penalties or additions  thereto.  For  purposes  of this  Agreement,  the term  "TAX
         RETURN"  means any  report,  return or other  information  or  document required to be supplied to a taxing authority in connection with Taxes.

                                       18

         SECTION 4.15 ABSENCE OF CERTAIN CHANGES.

         Since  August 31,  2006  through the date hereof (i) there has not been any  Material  Adverse  Effect  on the  Company  or any  event,  development  or circumstance  which could  reasonably  be  expected  to have a Material  Adverse
Effect on the Company;  (ii) the businesses of the Company and its  subsidiaries have been conducted in the ordinary course and in a manner  consistent with past practice,  and (iii)  without  limiting the  generality  of the  foregoing,  the
Company and its subsidiaries have not:

                  (a)  incurred  any   liabilities  or  obligations   (absolute,
         accrued,   contingent  or  otherwise)  which  exceed  $250,000  in  the aggregate,  except in the ordinary course of business,  consistent with past practice;

                  (b) paid,  discharged or satisfied any claims,  liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment,  discharge or  satisfaction in the ordinary course of business and  consistent  with past  practice  of  liabilities  and  obligations reflected or reserved  against in the Balance  Sheet or incurred in the ordinary course of business and consistent with past practice since the
         Balance Sheet Date;

                  (c)  permitted  or allowed any of their  properties  or assets
         (real,  personal or mixed,  tangible or  intangible) to be subjected to any Lien, except for liens for current taxes not yet due;

                  (d)  cancelled  any  debts or waived  any  claims or rights of material value;

                  (e) sold,  transferred,  or otherwise disposed of any of their material  properties  or assets (real,  personal or mixed,  tangible or intangible), except in the ordinary course of business, consistent with past practice;

                  (f) except as  disclosed  in  SCHEDULE  4.15(F) of the COMPANY
         DISCLOSURE  SCHEDULE,  granted  any  increase  in the  compensation  or benefits  of any  director,  officer,  employee  or  consultant  of the
         Company  (including any such increase  pursuant to any bonus,  pension, profit  sharing or other plan or  commitment)  or any  increase  in the compensation or benefits  payable or to become payable to any director, officer,  employee or  consultant of the Company or hired or terminated any  salaried  employee  with an annual  salary in excess of  $100,000;
         provided, however, that with respect to any increase in compensation or
         benefits  of  any   non-officer   employee  or  any   increase  in  the
         compensation   or  benefits   payable  or  to  become  payable  to  any
         non-officer  employee,  the Company may grant such  increases as are in the ordinary course of business, consistent with past practice;

                  (g) made any change in severance policy or practices;

                                       19

                  (h)  declared,  paid or set aside  for  payment  any  dividend
         (other than the dividend  paid on  September  15, 2006 in the amount of
         $315,000) or other distribution (whether in cash, stock or property) in respect of their  respective  capital  stock or redeemed,  purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company;

                  (i) (i) made any changes in any of the accounting methods used by it  materially  affecting  its assets,  liabilities,  provisions  or business,  except for such  changes  required by GAAP;  or (ii) made or changed  any  election  relating  to  Taxes,  adopted  or  changed  any accounting method relating to Taxes, entered into any closing agreement relating to Taxes,  filed any amended Tax Return,  settled or consented to any claim or assessment  relating to Taxes,  incurred any obligation to make any  payment  of, or in respect  of,  any Taxes,  except in the ordinary course of business, or agreed to extend or waive the statutory period of  limitations  for the  assessment or collection of Taxes;  or
         (iii)  made any  changes  in its  reserve  policies,  collect  and hold policy,  billing and cash receipts  practices or purchasing and payment practices;

                  (j) paid, loaned, modified or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed,  tangible or intangible) to, or entered into any agreement or arrangement  with,  any of  their  respective  officers,  directors  or shareholders  or any  affiliate or associate of any of their  officers,
         directors  or  shareholders   except  for  directors'   fees,   expense
         reimbursements  in the ordinary course and  compensation to officers at rates not inconsistent with the Company's past practice;

                  (k)  suffered  any  impairment  of any  material  Intellectual
         Property or any material  adverse  change in any material  Intellectual
         Property  licensed from a third party, in each case,  other than in the ordinary course of business consistent with past practice,  or disposed of or disclosed (except as necessary in the conduct of its business) to a third party any Trade Secrets owned by the Company;

                  (l) granted, issued,  accelerated,  paid, accrued or agreed to pay or make  any  accrual  or  arrangement  for  payments  or  benefits pursuant to, or adopted or amended,  any Company  Employee Plans except those made in the  ordinary  course of  business  consistent  with past practice; or

                  (m)  agreed,  whether  in writing  or  otherwise,  to take any action described in this Section 4.15.

         SECTION 4.16 LABOR AND EMPLOYMENT MATTERS.

                  (a) Except as set forth in  SCHEDULE  4.16(A)  of the  COMPANY
         DISCLOSURE  SCHEDULE,  there are no actions,  suits,  claims,  charges,
         labor  disputes,   grievances  or  controversies  pending,  or  to  the
         Company's  knowledge,  threatened  involving  the Company or any of its subsidiaries  and any of their  employees or former  employees.  To the
         Company's  knowledge,   no  Governmental  Entity  responsible  for  the
         enforcement  of  labor  or  employment   laws  intends  to  conduct  an

                                       20

         investigation  with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress. To the Company's knowledge,  no employee of the Company or any of its  subsidiaries  has
         violated   any   employment   contract,   nondisclosure   agreement  or
         noncompetition  agreement  by which such  employee is bound due to such employee being employed by the Company or any of its  subsidiaries  and disclosing  to the  Company or any of its  subsidiaries  or using Trade
         Secrets of any other  person.  To the  Company's  knowledge,  there has been:  (i) no labor union  organizing  or  attempting  to organize  any employee  of the  Company or any of its  subsidiaries  into one or more collective  bargaining units; and (ii) no labor dispute,  strike,  work slowdown, work stoppage or lock out or other collective labor action by or  with  respect  to  any  employees  of  the  Company  or  any of its subsidiaries  pending,  or,  to  the  Company's  knowledge,  threatened against or affecting  the Company or any of its  subsidiaries.  Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective  bargaining  agreement  or other  agreement  with any  labor organization  applicable  to the employees of the Company or any of its subsidiaries and no such agreement is currently being negotiated.

                  (b)  To  the   Company's   knowledge,   the  Company  and  its
         subsidiaries  (i) are in compliance  in all material  respects with all applicable Laws respecting employment and employment  practices,  terms and  conditions of  employment,  health and safety and wages and hours, and is not engaged in any unfair labor practice, (ii) have withheld all amounts  required by Law or by agreement to be withheld from the wages, salaries and other  payments to employees,  (iii) are not liable in any material  respect  for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing and (iv) are not liable for  any  material  payment  to  any  trust  or  other  fund  or to any governmental or administrative  authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees  (other than routine  payments to be made in the ordinary course of business and consistent with past practice).

                  (c) To the Company's knowledge,  no employee of the Company or any of its subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible  commission of any crime or the violation or possible  violation of any  applicable
         Law involving the Company or any of its subsidiaries.  To the Company's knowledge,  neither the Company,  nor any of its  subsidiaries  nor any officer, employee, contractor, subcontractor or agent of the Company or any of its subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other  manner  discriminated  against an employee of the Company or any of its  subsidiaries  in the terms and conditions of employment  because of any act of such employee  described in 18 U.S.C.
         Section 1514A(a).

                  (d)  SCHEDULE  4.16(D)  of  the  COMPANY  DISCLOSURE  SCHEDULE
         contains a true and  complete  list of (i) the names of all elected and appointed  officers of the Company and its subsidiaries,  together with such person's  position or function,  annual base salary and incentives or bonus  arrangement  and (ii)  the  number  of  Common  Shares  owned beneficially or of record,  or both, by each such person and the family relationships,  if any, among such persons.  As of the date hereof,  no

                                       21

         key  employee,  director  or  officer  of  the  Company  or  any of its subsidiaries  has given  notice to the  Company,  nor,  is the  Company otherwise  aware of any  information  that would lead it to  reasonably believe,  that any such  person  will or may cease to be engaged by the
         Company or its subsidiaries for any reason prior to the Effective Time.
         Except as set  forth in  SCHEDULE  4.16(D)  of the  COMPANY  DISCLOSURE
         SCHEDULE, no key employee, director or officer of the Company or any of its subsidiaries  will have a right of termination or payment under any employment  or other  agreement  as a  result  of  consummation  of the transactions contemplated by this Agreement.

                  (e) Since October 31, 2005, neither the Company nor any of its subsidiaries  has  effectuated  (i) a "plant closing" as defined in the
         Worker  Adjustment  and  Retraining   Notification  Act  ("WARN  ACT"),
         affecting any site of employment or one or more facilities or operating units within any site of  employment or facility of the Company or (ii)
         a "mass  layoff"  (as  defined in the WARN Act)  affecting  any site of employment  or  facility  of the  Company;  nor  has the  Company  been affected  by any  transaction  or  engaged  in  layoffs  or  employment terminations  sufficient in number to trigger application of any state, local or foreign  law or  regulation  similar  to the WARN Act.  To the
         Company's  knowledge,  none  of  the  Company's  or  its  subsidiaries'
         employees  has  suffered an  "employment  loss" (as defined in the WARN
         Act) in the ninety (90) days prior to the date of this Agreement.

         SECTION 4.17 RIGHTS  AGREEMENT.

         The Company and the Company  Board have taken all  necessary  action to amend the Rights  Agreement  (without  redeeming the Rights) so that (a) neither the  execution or delivery of this  Agreement or the Voting  Agreements  nor the consummation  of the Merger  will (i) cause any Rights  issued  pursuant  to the
Rights   Agreement  to  become   exercisable  or  to  separate  from  the  stock
certificates to which they are attached, (ii) cause the Parent, the Purchaser or any of their  Affiliates or  Associates to be an Acquiring  Person (as each such term is defined in the Rights  Agreement) or (iii)  trigger other  provisions of the  Rights  Agreement,  including  giving  rise  to a  Distribution  Date  or a
Triggering Event (as each such term is defined in the Rights Agreement), and (b)
the Rights Agreement will expire immediately prior to the Effective Time. Copies of all such amendments to the Rights Agreement have been previously  provided to the Parent.

         SECTION  4.18  BROKERS.

         Except for the  engagement  of George K. Baum Advisors LLC, none of the
Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated  by this  Agreement.  The Company has  previously  delivered to the
Parent a copy of the  Company's  engagement  letter with George K. Baum Advisors
LLC.  SCHEDULE 4.18 of the COMPANY  DISCLOSURE  SCHEDULE sets forth a good faith estimate of the amount of any  brokerage  fees,  commissions  or finders'  fees, investment  banking fees,  legal fees,  accounting  fees, tax  consultant  fees, transfer agent and paying agent fees and proxy costs payable in connection  with
the  transactions   contemplated  hereby,  including  expenses  related  to  the
Company's sale process, as of August 31, 2006 and an estimate of such additional fees and costs to be payable at the Closing.

                                       22

         SECTION 4.19 OPINION OF FINANCIAL ADVISOR.

         The Company has received the written opinion of George K. Baum Advisors
LLC,  its  financial  advisor,  to the effect that,  as of the date hereof,  the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view.

         SECTION 4.20 MATERIAL  CONTRACTS.

         Except  as  set  forth  in  SCHEDULE  4.20  of the  COMPANY  DISCLOSURE
SCHEDULE,  neither the Company nor any of its  subsidiaries  is party to, nor is the Company or any of its subsidiaries  (or their  respective  assets) bound by, any contract,  indenture, lease or other agreement which, individually or in the aggregate,  is material to the  Company and the  subsidiaries  taken as a whole.
Except as set forth in SCHEDULE 4.20 of the COMPANY DISCLOSURE  SCHEDULE,  there are no (i) contracts, indentures, leases or other agreements between the Company or any subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater  shareholder of the Company or any of their affiliates or family members, on the other, or (ii) any material non-competition  agreement or any other agreement or obligation  which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries,  is or would be conducted. All contracts,  indentures,  leases and agreements  listed on SCHEDULE  4.20 of the  COMPANY  DISCLOSURE  SCHEDULE  (the
"MATERIAL  CONTRACTS")  are  valid and  binding,  in full  force  and  effect in accordance  with their terms and  enforceable  against the  Company,  and to the
Company's  knowledge against the other parties thereto, in accordance with their respective terms. There is not under any Material Contract any existing default, or event,  which after  notice or lapse of time,  or both,  would  constitute  a default,  by  the  Company  or  any of  its  subsidiaries,  or to the  Company's knowledge, any other party.

         SECTION  4.21  TITLE  TO  PROPERTIES.

         SCHEDULE 4.21 of the COMPANY DISCLOSURE  SCHEDULE sets forth a complete list of all real property owned in fee by the Company and its  subsidiaries  and sets forth all real  property  leased by the  Company  and its  subsidiaries  as lessee as of the date hereof (such owned and leased real property, including all improvements thereon,  referred to collectively as the "COMPANY REAL PROPERTY").
The Company has  heretofore  furnished to the Parent true and correct  copies of all leases,  subleases and other agreements  concerning the real property leased by the  Company or any of its  subsidiaries  (the  "COMPANY  LEASES").  All such material  Company  Leases are valid and binding and are in full force and effect and  enforceable  by the Company or its  subsidiaries  in accordance  with their respective terms.  Neither the Company,  nor any of its subsidiaries nor, to the knowledge  of the  Company,  any  other  party  to any  Company  Lease is in any material respect in breach of or in default under any of the Company Leases. The
Company  Real  Property  set forth in SCHEDULE  4.21 of the  COMPANY  DISCLOSURE
SCHEDULE comprises all of the real property currently  necessary for and/or used in the  operations  of the  business of the Company  and its  subsidiaries.  The
Company  and its  subsidiaries  have  good and  valid  title to all of the owned
Company Real Property.  The Company Real Property is free of Liens,  except for:
(a) liens with respect to Taxes either not due or being diligently  contested in

                                       23

appropriate  proceedings;  (b) mechanics',  materialmen's  or similar  statutory liens for  amounts  not yet due or being  diligently  contested  in  appropriate proceedings;  and (c) other  exceptions  with  respect to title to Company  Real
Property  (including  easements  of  public  record)  that do not and  would not interfere with the current and intended use of such Company Real Property except as would not otherwise,  individually  or in the  aggregate,  be material to the operations of the Company or its subsidiaries (clauses,  (a), (b), and (c) being
referred  to  herein  as  "Permitted  Liens");   and  the  consummation  of  the
transactions  contemplated hereby will not create any Lien (other than Permitted
Liens) on any of the Company Real Property.

         SECTION 4.22 ACCOUNTS RECEIVABLE.

         Subject  to any  reserves  set  forth in the  Company  Financials,  the accounts  receivable shown in the Company Financials  represent bona fide claims against  debtors  for sales and other  charges,  and are not subject to discount except for normal cash and immaterial trade discounts.

         SECTION 4.23 RESTRICTIONS ON BUSINESS  ACTIVITIES.

         Except  as  set  forth  in  SCHEDULE  4.23  of the  COMPANY  DISCLOSURE
SCHEDULE,  there is no, judgment,  injunction,  order or decree binding upon the
Company or its  subsidiaries  which has or could  reasonably be expected to have the effect of  prohibiting  or impairing  any current  business  practice of the
Company or its  subsidiaries,  any acquisition of property by the Company or its subsidiaries  or the conduct of business by the Company or its  subsidiaries  as currently  conducted.  Except  as set  forth  in  SCHEDULE  4.23 of the  COMPANY
DISCLOSURE SCHEDULE or except as would not, individually or in the aggregate, be material  to the  operations  of the  Company or its  subsidiaries,  there is no agreement  binding  upon the  Company  or its  subsidiaries  which  has or could reasonably  be  expected  to have the effect of  prohibiting  or  impairing  any current business practice of the Company or its subsidiaries, any acquisition of property  by the Company or its  subsidiaries  or the conduct of business by the
Company or its subsidiaries as currently conducted.

         SECTION 4.24 REPRESENTATIONS  COMPLETE.

         None of the representations or warranties made by the Company herein or in any Schedule hereto,  including the Company  Disclosure  Schedule,  or in any certificate  furnished by the Company pursuant to this Agreement,  when all such documents are read together in their entirety,  contains any untrue statement of a material  fact, or omits to state any material fact necessary in order to make the statements  contained herein or therein,  in the light of the  circumstances under which made, not misleading.

                                   ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

         The  Parent  and the  Purchaser  hereby  represent  and  warrant to the
Company as follows:

                                       24

         SECTION  5.1  ORGANIZATION  AND  QUALIFICATION.

         The Purchaser is a corporation duly organized,  validly existing and in good standing  under the laws of the state of Missouri.  The Parent is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.  Each of the Parent and the  Purchaser  has the  requisite  limited partnership and corporate power, respectively,  and authority to own, operate or lease its properties and to carry on its business as it is now being  conducted, and is duly qualified or licensed to do business,  and is in good  standing,  in each  jurisdiction in which the nature of its business or the properties  owned, operated or leased by it makes such  qualification,  licensing or good  standing necessary,  except  where the  failure to have such power or  authority,  or the failure  to be so  qualified,  licensed  or in good  standing,  would not have a
Material Adverse Effect on the Parent.  The term "MATERIAL ADVERSE EFFECT ON THE
Parent",  as used in this  Agreement,  means  any  change  in or  effect  on the business,  financial condition,  results of operation or prospects of the Parent or any of its subsidiaries  that would reasonably be expected to have a material adverse  effect on the  Parent  and its  subsidiaries  taken as a whole or could reasonably  be  expected  to prevent or  materially  delay  consummation  of the
Merger;  provided that the foregoing shall not include any change or effect that results or arises from or relates to changes in (A)  general  economic or market conditions,  except to the  extent  they have a  disproportionate  impact on the
Parent,  or prevailing  interest rates, (B) conditions  generally  affecting the industry in which the Parent  operates,  or (C) laws,  regulations or accounting standards, principles or interpretations.

         SECTION 5.2  AUTHORITY.

         Each  of the  Parent  and  the  Purchaser  has  all  necessary  limited partnership  and  corporate  power,  respectively,  and authority to execute and deliver this Agreement and to consummate the transactions  contemplated  hereby.
The execution and delivery of this Agreement by the Parent and the Purchaser and the  consummation  by the Parent and the Purchaser,  to the extent the Parent or the Purchaser is a party thereto,  of the transactions  contemplated hereby have been duly and validly  authorized  and approved by the Board of Directors of the
Purchaser and by the Parent as sole  shareholder of the Purchaser,  and no other corporate  proceedings  on the part of the Parent or the Purchaser are necessary to  authorize  or approve  this  Agreement  or to  consummate  the  transactions contemplated  hereby or thereby (to the extent the Parent or the  Purchaser is a party  thereto).  This Agreement has been duly executed and delivered by each of the Parent and the  Purchaser  and,  assuming  the due and valid  authorization, execution  and  delivery  by  the  Company,  constitutes  a  valid  and  binding obligation of each of the Parent and the Purchaser  enforceable  against each of them in accordance with its terms.

         SECTION 5.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  (a)  Assuming (i) the filings  required  under the HSR Act are made and the waiting periods thereunder have terminated or have expired and (ii) the filing of the  articles  of merger  and other  appropriate merger documents, if any, as required by the GBCL, is made, none of the execution  and  delivery  of  this  Agreement  by  the  Parent  or  the
         Purchaser,  the  consummation  by the  Parent or the  Purchaser  of the transactions  contemplated  hereby or  compliance  by the Parent or the
         Purchaser with any of the  provisions  hereof will (i) conflict with or violate the  organizational  documents of the Parent or the  Purchaser,
         (ii) conflict with or violate any statute, ordinance, rule, regulation,

                                       25

         order, judgment,  decree, permit or license applicable to the Parent or the Purchaser or any of their subsidiaries,  or by which any of them or any of their respective  properties or assets may be bound or affected, or (iii) result in a violation  pursuant to any note,  bond,  mortgage, indenture,  contract,  agreement,  lease, license, permit, franchise or other  instrument or obligation to which the Parent or the Purchaser or any of their  subsidiaries  is a party or by which  the  Parent  or the
         Purchaser  or any of  their  subsidiaries  or any of  their  respective properties or assets may be bound or affected.

                  (b) None of the  execution  and delivery of this  Agreement by the Parent and the Purchaser,  the  consummation  by the Parent and the
         Purchaser of the transactions  contemplated hereby or compliance by the
         Parent and the Purchaser with any of the provisions hereof will require any Consent of any  Governmental  Entity,  except for (i) the filing of articles of merger  pursuant to the GBCL and (ii)  compliance  with the
         HSR Act.

         SECTION  5.4  INFORMATION.

         None of the  information  supplied  or to be supplied by the Parent and the Purchaser for inclusion in (i) the Proxy Statement or (ii) the Other Filings
will,  at the  respective  times  filed with any  Governmental  Entity  and,  in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders,  at the time of the Special Meeting and at
Closing,  contain any untrue  statement of a material  fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements  made therein,  in light of the  circumstances  under which they were made, not misleading.

         SECTION 5.5 FINANCING.

         The Parent and the Purchaser  collectively will have at Closing and the
Parent  will make  available  to the  Purchaser  sufficient  funds to enable the
Purchaser to pay (i) the aggregate  Merger Price for all Common Shares  pursuant to Section 1.4, on a fully diluted  basis,  and (ii) the aggregate Cash Payments for all Options  pursuant to Section  1.6(b),  and to pay all fees and  expenses related to the transactions contemplated by this Agreement payable by them.

         SECTION 5.6 STOCK OWNERSHIP.

         As of the date hereof,  none of the Parent,  the  Purchaser or American
Industrial Partners or any of their respective  "affiliates" or "associates" (as those terms are defined  under Rule 12b-2 under the Exchange  Act)  beneficially own any Common Shares.

         SECTION 5.7 PURCHASER'S OPERATIONS.

         The  Purchaser  was formed  solely for the  purpose of  engaging in the transactions  contemplated by this Agreement and has not engaged in any business activities  or  conducted  any  operations  other than in  connection  with such transactions.

                                       26

         SECTION 5.8  REPRESENTATIONS  COMPLETE.

         None of the  representations  or  warranties  made by the Parent or the
Purchaser herein or in any certificate  furnished by the Parent or the Purchaser pursuant to this  Agreement,  when all such documents are read together in their entirety,  contains any untrue  statement of a material  fact, or omits to state any material fact necessary in order to make the statements  contained herein or therein, in the light of the circumstances under which made, not misleading.

         SECTION 5.9 SOLVENCY.

         Immediately  after the  Closing,  the Parent will not (i) be  insolvent
(either  because its  financial  condition  is such that the sum of its debts is greater than the fair value of its assets or because the fair  salable  value of its assets is less than the amount required to pay its probable liability on its existing  debts  as  they  mature  and a  reasonable  amount  of all  contingent liabilities),  (ii) have unreasonably  small capital with which to engage in its business,  or (iii) have incurred debts beyond its ability to pay as they become due.

                                   ARTICLE VI
                                    COVENANTS

         SECTION 6.1 CONDUCT OF BUSINESS OF THE COMPANY.

         Except as permitted or required by this Agreement or otherwise with the prior  written  consent of the  Parent,  during the period from the date of this
Agreement to the Effective  Time,  the Company will,  and will cause each of its subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use all reasonable efforts,  and will cause each of its subsidiaries to use all reasonable  efforts,  to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and employees, and to  preserve  the good  will of those  having  business  relationships  with it.
Without  limiting  the  generality  of the  foregoing,  and except as  otherwise permitted  or required by this  Agreement or as set forth in SCHEDULE 6.1 of the
COMPANY  DISCLOSURE  SCHEDULE,  the Company will not, and will not permit any of its  subsidiaries  to, prior to the  Effective  Time,  without the prior written consent of the Parent, which will not be unreasonably  withheld,  conditioned or delayed:

                  (a) adopt any  amendment to its articles of  incorporation  or bylaws or comparable  organizational  documents or the Rights Agreement or adopt a plan of merger, consolidation,  reorganization,  dissolution or liquidation;

                  (b) sell,  pledge or encumber  any stock owned by it in any of its subsidiaries;

                  (c) (i) issue,  reissue or sell,  or authorize  the  issuance, reissuance  or sale of (A)  additional  shares of capital  stock of any class or Voting Debt, or securities  convertible  into capital stock of any class or Voting Debt, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of
         Common  Shares,  in  accordance  with  the  terms  of  the  instruments governing such issuance on the date hereof, pursuant to the exercise of
         Options  outstanding on the date hereof, or (B) any other securities in respect of, in lieu of, or in  substitution  for,  Common Shares or any other capital stock of any class or Voting Debt outstanding on the date

                                       27

         hereof or (ii) make any other changes in its capital  structure  (other than  incurrence  of  indebtedness  in the amount of up to Five Million
         Dollars  ($5,000,000) in the aggregate under existing  revolving credit facilities);

                  (d)   declare,   set  aside  or  pay  any  dividend  or  other
         distribution   (whether  in  cash,   securities   or  property  or  any
         combination  thereof)  in respect of any class or series of its capital stock other than between any of the Company and its subsidiaries;

                  (e) split, combine, subdivide,  reclassify or redeem, purchase or  otherwise  acquire,  or propose to redeem or purchase or  otherwise acquire,  any  shares  of its  capital  stock,  or  any  of  its  other securities;

                  (f)  except  as set  forth  in  SCHEDULE  6.1  of the  COMPANY
         DISCLOSURE SCHEDULE, increase in any manner the wages, salaries, bonus, compensation  or other  benefits of any of its officers or employees or enter into, establish,  amend or terminate any employment,  consulting, retention,  change in control,  collective  bargaining,  bonus or other incentive compensation,  profit sharing, health or other welfare, stock option  or other  equity,  pension,  retirement,  vacation,  severance, termination,  deferred  compensation  or other  compensation or benefit plan,  policy,  agreement,  trust,  fund or arrangement with, for or in respect of, any shareholder,  officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements  in effect on the date of this  Agreement,  or enter into or engage in any agreement,  arrangement  or  transaction  with any of its
         directors,   officers,   employees   or   affiliates   except   current
         compensation   and  benefits  in  the  ordinary   course  of  business,
         consistent with past practice;

                  (g) acquire, mortgage,  encumber, sell, pledge, lease, license or dispose of any assets (including  Intellectual  Property or resource rights), except in the ordinary course of business consistent with past practice;

                  (h) (i) incur, assume or prepay any long-term debt or incur or
         assume  any   short-term   debt,   except  that  the  Company  and  its
         subsidiaries may incur or prepay debt, without prepayment  penalty,  in the ordinary course of business in amounts and for purposes  consistent with past practice  under  existing  lines of credit,  but in any event such  incurrences,  assumptions  or  prepayments  may not  exceed  Five
         Million Dollars ($5,000,000) in the aggregate,  (ii) assume, guarantee, endorse or otherwise  become liable or responsible  (whether  directly, contingently  or  otherwise)  for the  obligations  of any third  party except  in  the  ordinary  course  of  business  consistent  with  past practice,  (iii) pay,  discharge or satisfy any claims,  liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary  course  of  business  consistent  with past  practice  and in accordance with their terms,  (iv) make any loans,  advances or capital contributions to, or investments in, any other person or entity, except for  loans,  advances,  capital  contributions  or  investments  in the ordinary  course,  consistent  with past  practice (in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate), or between any wholly owned  subsidiary  of the Company and the Company or another  wholly owned  subsidiary  of the Company,  (v) authorize or make capital  expenditures in excess of Five Hundred  Thousand  Dollars
         ($500,000),  (vi)  accelerate or delay  collection of notes or accounts

                                       28

         receivable in advance of or beyond their regular due dates or the dates when the same  would  have been  collected  in the  ordinary  course of business  consistent with past practice,  or (vii) change any method or principle  of  accounting  in a manner that is  inconsistent  with past practice  except  to the  extent  required  by GAAP as  advised  by the
         Company's regular independent accountants;

                  (i)  commence,  settle  or  compromise  any  suit or  claim or threatened  suit or claim where the amount involved is greater than Two
         Hundred Fifty Thousand Dollars ($250,000);

                  (j) other than in the ordinary  course of business  consistent with  past  practice,  (i)  modify,  amend or  terminate  any  material contract,  (ii)  waive,  release,  relinquish  or assign  any  material contract  (or  any  of  the  rights  of  the  Company  or  any  of  its subsidiaries  thereunder),  right or claim, or (iii) cancel, forgive or make any changes to the terms or collateral of any indebtedness owed to the Company or any of its subsidiaries; provided, however, that neither the  Company  nor any of its  subsidiaries  may under any  circumstance waive  or  release  any of its  rights  under  any  confidentiality  or non-competition agreement to which it is a party;

                  (k) file any  income Tax Return  (other  than in the  ordinary course  in a  manner  consistent  with  past  practice),  make  any Tax election not required by law, settle or compromise any Tax liability or file any amended Tax Return or claim for refund;

                  (l) permit any insurance  policy naming it as a beneficiary or a loss  payable  payee to be  canceled  or  terminated,  except  in the ordinary course of business consistent with past practice;

                  (m) acquire (by merger, consolidation, acquisition of stock or assets,  combination  or other similar  transaction)  any  corporation, partnership  or other  business  organization  or  division  or  assets thereof;

                  (n) enter into any material  contract or agreement  other than in the ordinary course of business consistent with past practice;

                  (o) except as may be  required  as a result of a change in law or in GAAP, make any change in its methods of accounting, including Tax accounting policies and procedures;

                  (p)  adopt or amend any  resolution  or  agreement  concerning indemnification of its directors, officers, employees or agents;

                  (q)  transfer or license to any person or entity or  otherwise extend,  amend, modify,  permit to lapse or fail to preserve any of the
         Intellectual  Property  material to the Company's or its  subsidiaries'
         business as presently conducted or proposed to be conducted, other than nonexclusive  licenses in the  ordinary  course of business  consistent with past practice,  or disclose to any person who has not entered into a confidentiality agreement any Trade Secrets;

                                       29

                  (r) fail to maintain  its books,  accounts  and records in the usual manner on a basis consistent with that heretofore employed;

                  (s)  establish  any  subsidiary  or enter into any new line of business;

                  (t) make  any  changes  to its  current  investment  strategy, policy or practices;

                  (u) discharge any  obligations  (including  accounts  payable)
         other than in the  ordinary  course of  business  consistent  with past practice,  or delay the  making of any  capital  expenditures  from the
         Company's current capital expenditure schedule;

                  (v)  close  or   materially   reduce  the   Company's  or  any
         subsidiary's  activities,  or other in the ordinary  course of business
         consistent   with  past   practices,   effect   any   layoff  or  other
         Company-initiated   personnel  reduction  or  change,  at  any  of  the
         Company's or any subsidiary's facilities;

                  (w) except as specifically permitted pursuant to Section 6.10, take, or agree to commit to take, or fail to take any action that would result or is  reasonably  likely to result in any of the  conditions to the Merger set forth in Article VII not being satisfied,  or would make
         any   representation  or  warranty  of  the  Company  contained  herein inaccurate in any material  respect at, or as of any time prior to, the
         Effective  Time,  or that would  impair the  ability of the  Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or

                  (x) authorize, or agree in writing or otherwise to take any of the foregoing actions prohibited under this Section 6.1.

         SECTION 6.2 ACCESS TO INFORMATION.

                  (a) From the date of this Agreement  until the Effective Time, the Company will,  and will cause its  subsidiaries,  and each of their
         respective  officers,  directors,   employees,  counsel,  advisors  and
         representatives (collectively,  the "COMPANY REPRESENTATIVES") to, give the Parent and the Purchaser and their respective officers,  employees,
         counsel,  advisors  and  representatives  (collectively,   the  "PARENT
         REPRESENTATIVES")  access during normal  business hours, to the offices and other  facilities  and to the books and  records of the Company and its  subsidiaries  and will cause the Company  Representatives  and the
         Company's  subsidiaries  to furnish the Parent,  the  Purchaser and the
         Parent  Representatives to the extent available with such financial and
         operating  data  and  such  other   information  (with  sensitivity  to
         competitive information and customer relationships) with respect to the business  and  operations  of the Company and its  subsidiaries  as the
         Parent  and the  Purchaser  may from  time to time  reasonably  request provided that the foregoing  will not require the Company to permit any inspection,  or to disclose any information,  which would result in the disclosure  of any  trade  secrets  of third  parties  or  violate  any obligation  of the  Company  with  respect to  confidentiality  if such disclosure  would  reasonably be expected to result in liability to the
         Company,  and provided that the Company shall use its  reasonable  best efforts  to  obtain  the  consent  of any  such  third  party  to  such inspection  or  disclosure.  The Company will  furnish  promptly to the

                                       30

         Parent and the Purchaser a copy of each report, schedule,  registration statement  and  other  document  released  publicly  to  the  Company's shareholders by it or its subsidiaries  during such period. The Company will cause its independent  auditors to allow the Parent, the Purchaser and the  Parent  Representatives  to  review  the work  papers  of such auditors  relating  to the  Company  and its  subsidiaries.  No  review pursuant to this Section 6.2 will affect any representation or warranty given by the Company.

                  (b) Nothing in Section 6.2(a) shall require the Company or any of  its  subsidiaries  to  provide  such  access  or to  disclose  such information where such access or disclosure would violate the rights of the Company's  customers,  jeopardize the attorney-client  privilege of the  institution  in  possession  or  control  of such  information  or
         contravene  any  law,  rule,  regulation,   order,  judgment,   decree,
         fiduciary duty or binding  agreement  entered into prior to the date of
         this   Agreement.   The  Company  will  make   appropriate   disclosure
         arrangements  under  circumstances  in which  the  restrictions  of the preceding sentence apply.

                  (c) Notwithstanding anything to the contrary in Section 6.2(a)
         or elsewhere in this Agreement,  neither the Parent,  the Purchaser nor their  representatives  shall be  entitled  to conduct  any  additional environmental  testing,  sampling or  investigation  of soils,  waters, sediments or discharges.

                  (d) Each of the  Parent and the  Purchaser  will hold and will cause  its  consultants  and  advisors  to  hold in  strict  confidence pursuant to the terms of that certain  Confidentiality  Agreement dated
         June  20,  2006  between  Steel  Partners  Ltd.  and the  Company  (the
         "CONFIDENTIALITY  AGREEMENT") all documents and information  concerning the Company furnished to the Parent or the Purchaser in connection with the transactions contemplated by this Agreement.

         SECTION 6.3 EFFORTS.

                  (a) Subject to the terms and conditions  provided herein, each of the Company, the Parent and the Purchaser will, and the Company will cause each of its  subsidiaries  to, cooperate and use their respective reasonable  best  efforts  to take,  or cause to be made,  all  filings necessary, proper or advisable under applicable laws and regulations to consummate and make  effective the  transactions  contemplated  by this
         Agreement,  including but not limited to cooperation in the preparation and filing of the Proxy Statement, any required filings or requests for additional  information  under the HSR Act, and any  amendments  to any thereof.  In addition,  if at any time prior to the Effective  Time any event or  circumstance  relating to either the Company or the Parent or the  Purchaser  or any  of  their  respective  subsidiaries  should  be discovered  by the  Company or the  Parent,  as the case may be,  which should be set forth in an  amendment  to,  the  discovering  party will promptly inform the other party of such event or circumstance.

                  (b) Each of the parties will use its  reasonable  best efforts to obtain as promptly as practicable  all Consents of any  Governmental
         Entity or any other person required in connection  with, and waivers of any  Violations  that  may  be  caused  by,  the  consummation  of  the transactions contemplated by this Agreement.

                                       31

                  (c)  Neither  the  Company  nor  the  Company  Board  nor  any
         committee  thereof  will  withdraw  or modify,  or propose  publicly to withdraw or modify, in a manner adverse to the Parent or the Purchaser, the  recommendation  of the  Company  Board  of this  Agreement  or the
         Merger,  or approve or  recommend,  or propose  publicly  to approve or recommend,  an  Acquisition  Transaction  (as defined in Section 6.10), except in connection  with the Company's  termination of this Agreement pursuant to Section  8.1(d).  Nothing  contained in this Section 6.3(c)
         prohibits  the  Company  from  making any  required  disclosure  to the
         Company's shareholders if the Company Board determines in good faith by a vote of a majority of the members of the full Company Board, based on the advice of outside  counsel,  that a failure to so disclose would be inconsistent with its obligations under applicable law. Any withdrawal, modification  or change of the  recommendation  of the Company Board of this  Agreement  or the  Merger  will not change  the  approval  of the
         Company  Board for  purpose of causing  any state  takeover  statute or other law or the Rights  Agreement or the Rights to be  inapplicable to this Agreement, the Merger and the transactions contemplated hereby.

                  (d) Subject to the terms and conditions herein provided,  each of the parties hereto agrees to use their  respective  reasonable  best efforts to take, or cause to be taken, all action,  and to do, or cause to be done, all things necessary,  proper or advisable under applicable laws and regulations to consummate and make effective the  transactions contemplated by this Agreement. If at any time after the Effective Time any further  action is necessary or desirable to carry out the purposes of this  Agreement,  the parties  hereto will take or cause to be taken all such necessary action, including, without limitation, the execution and  delivery  of such  further  instruments  and  documents  as may be reasonably  requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

         SECTION 6.4 PUBLIC ANNOUNCEMENTS.

         The Company, on the one hand, and the Parent and the Purchaser,  on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise  making any public statement with respect to the Merger and the other transactions  contemplated hereby, agree to provide to the other party for review a copy of any such press release or statement, and will not issue any such press release or make any such public statement prior to such  consultation and review,  unless  required by applicable law or any listing  agreement with a securities exchange.

         SECTION 6.5 EMPLOYEE BENEFIT ARRANGEMENTS.

                  (a) The Parent shall to the extent practicable either maintain and  provide to the  Company's  employees  the  employee  benefits  and programs  of the  Company  as  substantially  in  effect as of the date hereof or cause the Surviving  Corporation to provide employee benefits and programs to the Company's  employees  that, in the  aggregate,  are substantially  comparable  to those of the Parent.  The  Company  shall provide the Parent with such  information  as the Parent may reasonably

                                       32

         request regarding the Company's employee benefits and programs in order to assist  Purchaser  in  complying  with its  obligations  under  this
         Section  6.5(a).  Nothing in this Section  6.5(a) shall be construed to prohibit  or  restrict  the Parent or the  Surviving  Corporation  from amending,  suspending or terminating any of its employee  benefit plans or programs at any time.  Nothing in this  Section 6.5 or  elsewhere in this Agreement  shall be construed to create a right in any employee to employment  with the  Parent,  the  Surviving  Company  or any of their subsidiaries  and the  employment  of each such  employee  shall be "at will" employment,  except to the extent otherwise provided in a written employment  agreement.  The Parent  shall use  commercially  reasonable efforts to maintain in effect  through  December  31, 2006 the existing health plans of the Company.

                  (b) For purposes of determining  eligibility  to  participate, vesting and accrual or  entitlement to benefits where length of service is  relevant  under  any  employee  benefit  plan of the  Parent or the
         Surviving  Corporation  ("PARENT  PLAN"),  the  Employees  will receive service credit for service with the Company and any of its subsidiaries to the same extent  such  service  credit was granted  under the Listed
         Plans,  subject to offsets for  previously  accrued  benefits and to no duplication of benefits (except that no such credit will be applied for benefit  accrual or entitlement  purposes under defined benefit pension plans).  Such employees also will be given credit for any deductible or co-payment  amounts  paid in  respect  of the plan  year in  which  the
         Effective  Time occurs,  to the extent that,  following  the  Effective
         Time,  they  participate  in any Parent Plan for which  deductibles  or co-payments  are  required.  The Parent  agrees that it also will cause each Parent Plan to waive (i) any  pre-existing  condition  restriction which was  waived  under the terms of any  analogous  plan  immediately prior to the Effective  Time or (ii) waiting  period  limitation  which would  otherwise be applicable to an Employee on or after the Effective
         Time to the extent such  Employee  had  satisfied  any similar  waiting period limitation under an analogous plan prior to the Effective Time.

         SECTION 6.6 INDEMNIFICATION.

                  (a) The Parent agrees that,  and agrees to cause the Surviving
         Corporation  to honor,  all rights to  indemnification  now existing in favor of any  director,  officer,  or  employee  of the Company and its
         subsidiaries   (the   "INDEMNIFIED   PARTIES")  as  provided  in  their
         respective  charters or bylaws or by contract  will  survive the Merger and will  continue  in full  force and  effect for a period of not less than six years from the Effective Time.

                  (b) The Company shall purchase prepaid insurance policies with a claims  period of at least six years with respect to  directors'  and officers' liability insurance in amount and scope at least as favorable as the  Company's  existing  policies for claims  arising from facts or events that occurred on or prior to the Effective  Time,  provided that aggregate premium payments for such policies do not exceed $50,000.

                  (c) In the event the Parent or the  Purchaser  or any of their successors or assigns,  (i) consolidates  with or merges into any other person and is not the continuing or surviving  corporation or entity of

                                       33

         such  consolidation  or merger,  or (ii)  transfers  or conveys  all or substantially all of its properties and assets to any person, then, and in each such case, to the extent  necessary to effectuate  the purposes of this  Section  6.6,  proper  provision  will  be  made  so that  the successors  and  assigns  of the Parent  and the  Purchaser  assume the obligations set forth in this Section 6.6.

         SECTION 6.7 NOTIFICATION OF CERTAIN MATTERS.

         The Parent and the Company (the one  required to give notice  hereunder being referred to herein as the "notifying party") will each promptly notify the other of (a) the occurrence or  non-occurrence  of any fact or event which would be  reasonably  likely  (i) to  cause  any  representation  or  warranty  of the notifying  party  contained in this  Agreement to be untrue or inaccurate in any material  respect if made at any time from the date hereof to the Effective Time or (ii) to cause any  covenant  or  agreement  of the  notifying  party,  or any condition to the  obligations of the party to be notified,  under this Agreement not to be complied with or satisfied in any material respect and (b) any failure of the  notifying  party to comply with or satisfy any  covenant,  condition  or agreement  to be complied  with or  satisfied  by it  hereunder  in any material
respect;   provided,   however,  that  no  such  notification  will  modify  the
representations  or warranties of any party or the conditions to the obligations of any party hereunder.  Each of the Company,  the Parent and the Purchaser will give  prompt  notice  to the  other  parties  hereof  of  any  notice  or  other communication  (a) from any third party  alleging that the consent of such third party is or may be required in connection with the transactions  contemplated by this  Agreement  and (b) from any  Governmental  Entity in  connection  with the transactions contemplated by this Agreement.

         SECTION 6.8 RIGHTS AGREEMENT.

         The  Company  covenants  and  agrees  that it will not (a)  redeem  the
Rights,  (b) amend the Rights Agreement or (c) take any action which would allow any Person (as  defined  in the Rights  Agreement)  other than the Parent or the
Purchaser to acquire  beneficial  ownership of 20% or more of the Common  Shares without causing a "Distribution  Date" or a "Triggering Event" to occur pursuant to the terms of the Rights Agreement.

         SECTION 6.9 STATE TAKEOVER LAWS.

         The  Company  will,  upon  the  request  of  the  Purchaser,  take  all reasonable  steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement,  including the
Merger, of any state takeover law.

         SECTION 6.10 NO SOLICITATION.

                  (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents will immediately cease any existing  discussions  or  negotiations,  if any,  with any parties conducted heretofore with respect to any acquisition or exchange of all or any  material  portion of the assets of, or any equity  interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. Except as otherwise provided in
         Section 6.10(b),  the Company agrees that, prior to the Effective Time,

                                       34

         it will not, and will not  authorize or permit any of its  subsidiaries or any of its or  its  subsidiaries'  directors,  officers,  employees,
         agents  or  representatives,   directly  or  indirectly,   to  solicit,
         initiate,  encourage or facilitate,  or furnish or disclose  non-public information  in  furtherance  of,  any  inquiries  or the making of any proposal  with  respect to any merger,  liquidation,  recapitalization, consolidation  or other business  combination  involving the Company or any of its  subsidiaries  or  acquisition  of any capital  stock or any material portion of the assets of the Company or its  subsidiaries,  or any  combination of the foregoing (an  "ACQUISITION  TRANSACTION"),  or negotiate,  explore or otherwise  engage in discussions with any person
         (other than the Purchaser,  the Parent or their  respective  directors, officers,  employees,  agents and representatives)  with respect to any
         Acquisition  Transaction  or enter into any  agreement,  arrangement or understanding requiring it to abandon,  terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

                  (b) Notwithstanding  the provisions of Section 6.10(a),  prior to the Effective Time, the Company may furnish information, pursuant to a customary  confidentiality agreement with terms not more favorable to such third party than the Confidentiality  Agreement, to, and negotiate or otherwise engage in discussions  with, any party who delivers a bona fide written  proposal  for an  Acquisition  Transaction  for which all necessary  financing  is then,  in the  judgment of the Company  Board, readily  obtainable,  if (i) the Company Board determines in good faith by a vote of a majority of the members of the full  Company  Board that failing to take such action would create a reasonable  likelihood  of a breach of the fiduciary duties of the Company Board (after consultation and receipt of advice from its outside  legal  counsel to such  effect)
         and such a proposal is (based on advice  from  George K. Baum  Advisors
         LLC) more  favorable  to the  Company's  shareholders  from a financial point of view than the  transactions  contemplated by this Agreement as the same has been  proposed  to be amended by the  Parent  pursuant  to
         Section  6.10(b)  and (ii)  there has been no  violation  of any of the restrictions  in  Section  6.10(a)  in  connection  with the  Company's receipt  of such  proposal.  An  Acquisition  Transaction  meeting  the requirements set forth in this Section 6.10(b),  the proposal for which has  been  received  by the  Company  without  violation  of any of the restrictions of Section  6.10(a),  is referred to herein as a "Superior
         Transaction."

                  (c)  From and  after  the  execution  of this  Agreement,  the
         Company will promptly (and in any event within  twenty-four  (24) hours after receipt) advise the Parent in writing of the receipt, directly or indirectly,  of any inquiries,  discussions,  negotiations or proposals relating  to an  Acquisition  Transaction,  identify  the  offeror  and furnish to the Parent a copy of any such proposal or inquiry,  if it is in writing,  relating to an Acquisition  Transaction.  The Company will promptly advise the Parent of any material development relating to such proposal,  including  the  results of any  substantive  discussions  or negotiations  with respect  thereto.  Notwithstanding  anything in this
         Agreement  to the  contrary,  prior to the  approval of an  Acquisition
         Transaction  by the Company  Board,  the  Company  will give the Parent sufficient  notice of the  material  terms and  conditions  of any such
         Acquisition  Transaction,  and  negotiate in good faith with the Parent for a period of not less than five (5) business days after the Parent's receipt of a copy of a written proposal or a written summary of an oral proposal  setting forth or describing such  Acquisition  Transaction to

                                       35

         make such  adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions  contemplated herein, after taking into account any adjustment or modification of the terms of this  Agreement  proposed by the Parent (and any adjustment or modification  of the terms of such proposed  Acquisition  Transaction), after which, notwithstanding Section 6.10(a), the Company may terminate this  Agreement in  accordance  with  Section  8.1(d) and enter into an agreement with another party relating to an Acquisition Transaction.

         SECTION 6.11 SHAREHOLDER LITIGATION.

         The Company will  consult with the Parent and keep the Parent  informed about the defense of any stockholder  litigation  against the Company and/or its officers  or  directors  relating  to  the  transactions  contemplated  by  this
Agreement.  The Company will not settle any such litigation without the Parent's prior written consent.

         SECTION  6.12  RESIGNATIONS

         Each  of the  members  of  the  Company  Board  will  resign  as of the
Effective Time.

         SECTION 6.13  TERMINATION OF CERTAIN  INSURANCE  POLICIES.

         The Company  shall  arrange for the  cancellation,  on the Closing Date immediately  prior to the Effective  Time, of the four life  insurance  policies listed in SCHEDULE 6.13 of the Company Disclosure Schedule.

         SECTION 6.14 SEVERANCE PAYMENTS.

         On or  before  the  Closing  Date  (but  in any  event  no  later  than immediately  prior to the Effective  Time), the Company shall make all severance payments arising as a result of the transactions contemplated by this Agreement, a good faith  estimate  of which is set forth in  SCHEDULE  6.14 of the  COMPANY
DISCLOSURE SCHEDULE.

         SECTION 6.15 DISMISSAL OF LAWSUIT.

         As a condition and  inducement to the  Company's  willingness  to enter into this Agreement upon the terms contained herein,  within five (5) days after the execution of this  Agreement,  the Parent and the Purchaser  will cause that certain  action  against  the  Company  entitled  AIP  IV,  LLC  d/b/a  American
Industrial Partners against Collins Industries,  Inc. now pending in the Supreme
Court of the State of New York to be dismissed with prejudice.

                                       36

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1  CONDITIONS  TO EACH PARTY'S  OBLIGATIONS.

         The respective obligations of the Parent, the Purchaser and the Company to  consummate  the Merger are  subject  to the  satisfaction,  at or before the
Closing, of each of the following conditions:

                  (a) SHAREHOLDER  APPROVAL.  The Agreement has been approved by the Requisite Vote of the shareholders of the Company.

                  (b) INJUNCTIONS; ILLEGALITY. The consummation of the Merger is not restrained,  enjoined or prohibited by any order, judgment, decree, injunction  or  ruling  of a court  of  competent  jurisdiction  or any
         Governmental  Entity  (provided  that  each  of the  parties  has  used reasonable  best efforts to prevent the entry of any such injunction or other  order and to appeal any  injunction  or other  order that may be entered),  and there has been no statute,  rule or regulation  enacted, promulgated  or deemed  applicable  to the  Merger by any  Governmental
         Entity which prevents the consummation of the Merger.  (c) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger has expired or terminated.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE PARENT.

         The  obligations  of the Parent to consummate the Merger are subject to
the  fulfillment  at  or  before  the  Closing,  of  the  following   additional
conditions:

                  (a)    COMPANY    REPRESENTATIONS    AND    WARRANTIES.    The
         representations  and  warranties  of the  Company  set  forth  in  this
         Agreement  shall be true and correct in all material  respects  (except that where any  statement  in a  representation  or warranty  expressly includes a "material  adverse effect",  "material" or other materiality qualifier, such representation or warranty shall be true and correct in all  respects)  as of the date hereof and as of the Closing  Date as if made on and as of the Closing Date,  except those  representations  and warranties  that  speak of an  earlier  date,  which  shall be true and correct as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or  modification to the Company  Disclosure  Schedule made or purported to have been made after the date of this  Agreement  shall be disregarded).

                  (b)  PERFORMANCE  BY  THE  COMPANY.  The  Company  shall  have performed and complied  with all the  covenants  and  agreements in all material  respects  and  satisfied  in all  material  respects  all the conditions  required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the Effective Time.

                  (c) NO  MATERIAL  ADVERSE  CHANGE.  There  shall  have been no change,  condition,  event, or development that has or could reasonably be expected to have, a Material Adverse Effect on the Company since the date of this Agreement.

                  (d) CONSENTS. The Consents set forth in SCHEDULE 7.2(D) of the
         COMPANY  DISCLOSURE  SCHEDULE  shall have been obtained and shall be in full force and effect.

                                       37

                  (e) RIGHTS AGREEMENT. The Rights Agreement has been terminated and has no further legal force or effect.

         SECTION 7.3 CONDITION TO OBLIGATIONS OF THE COMPANY.

         The  obligations of the Company to consummate the Merger are subject to the satisfaction at or before Closing, of the following additional conditions:

                  (a)  REPRESENTATIONS  AND  WARRANTIES  OF THE  PARENT  AND THE
         PURCHASER.  The  representations  and  warranties of the Parent and the
         Purchaser set forth in this Agreement  shall be true and correct in all material  respects (except that where any statement in a representation or warranty expressly includes a "material adverse effect",  "material"
         or other materiality  qualifier,  such representation or warranty shall be true and  correct in all  respects)  as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except those representations  and  warranties  that speak of an earlier date,  which shall be true and correct as of such earlier date.

                  (b)  PERFORMANCE BY THE PARENT AND THE  PURCHASER.  The Parent
         and the  Purchaser  shall  have  performed  and  complied  with all the covenants and agreements in all material  respects and satisfied in all material  respects all the conditions  required by this Agreement to be performed or complied  with or satisfied by each such party at or prior to the Effective Time.

         SECTION  7.4  FRUSTRATION  OF  CONDITIONS.

         Neither  the  Parent  nor the  Company  may rely on the  failure of any condition  set forth in this  Article VII to be  satisfied  if such  failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement

                                  ARTICLE VIII
                         TERMINATION; AMENDMENTS; WAIVER

         SECTION 8.1  TERMINATION.

         This Agreement may be terminated and the Merger contemplated hereby may be  abandoned  at any time prior to the  Closing,  notwithstanding  any approval thereof by the  shareholders  of the Company (with any termination by the Parent also being an effective termination by the Purchaser):

                  (a) by the  mutual  written  consent  of the  Company  and the
         Parent;

                  (b) by the  Company,  on the one hand,  or the Parent,  on the other hand, if the transactions contemplated by this Agreement have not been  consummated  on or  before  six  months  from  the  date  of this
         Agreement,  unless such date is extended by the mutual written  consent of the  Company  and the Parent  provided,  however,  that the right to terminate this  Agreement  pursuant to this Section 8.1(b) shall not be available to any party whose failure to perform any of its  obligations under  this  Agreement  results  in the  failure  of the  Merger  to be consummated by such time;

                                       38

                  (c) by the  Parent  or the  Company  if (i) any court or other
         Governmental Entity has issued an order, decree,  judgment or ruling or taken any other action permanently enjoining,  restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action has become final and  nonappealable  or (ii) the vote of the  Company's shareholders  shall have been taken at a meeting duly convened therefor or at any adjournment or postponement  thereof,  and such vote shall be insufficient to approve the Merger and this Agreement;

                  (d) by the  Company  if the  Company  has  complied  with  its obligations  under Section 6.10 and the Company indicates its intention to enter into a definitive  agreement with a third party for a Superior
         Transaction;

                  (e)  by  the  Parent,  if  the  Company  breaches  any  of its covenants in Sections  6.3(c),  6.8 or 6.10 or if the Company Board has
         (i)  withdrawn  or modified in a manner  adverse to the  Purchaser  its approval  or  recommendation  of this  Agreement  or the  Merger,  (ii)
         approved  or  recommended  another  Acquisition  Transaction,  or (iii)
         resolved to effect any of the  foregoing  (and such  resolution is made public);

                  (f) by the Parent,  if the Company  shall have breached in any material respect any of its representations,  warranties,  covenants or other  agreements  contained in this  Agreement  (except that where any
         statement  in  a  representation  or  warranty   expressly  includes  a
         "material adverse effect,"  "material" or other materiality  qualifier, such  representation  or  warranty  shall  be true and  correct  in all respects),  which  breach or failure to perform is  incapable  of being cured or has not been cured  within 45 days after the giving of written notice to the Company; or

                  (g) by the Company,  if the Parent shall have  breached in any material respect any of its representations,  warranties,  covenants or other  agreements  contained in this  Agreement  (except that where any
         statement  in  a  representation  or  warranty   expressly  includes  a
         "material adverse effect,"  "material" or other materiality  qualifier, such  representation  or  warranty  shall  be true and  correct  in all respects),  which  breach or failure to perform is  incapable  of being cured or has not been cured  within 45 days after the giving of written notice to Purchaser.

         The  party  desiring  to  terminate  this  Agreement  pursuant  to  the preceding  paragraphs shall give written notice of such termination to the other party in accordance with Section 9.4 hereof.

         SECTION 8.2 EFFECT OF  TERMINATION.

         In the event of the  termination of this Agreement  pursuant to Section
8.1, this Agreement will forthwith  become void and have no effect,  without any liability  on the part of any party or its  directors,  officers,  employees  or shareholders,  other than the  provisions  of this Section 8.2,  Section 8.3 and
Article IX, which will survive any such  termination.  Nothing contained in this
Article VIII relieves any party from liability for any breach of this Agreement.

                                       39

         SECTION 8.3 FEES AND EXPENSES.

                  (a)  Whether  or not the  Merger  is  consummated,  except  as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions  contemplated by this  Agreement  will be paid by the  party  incurring  such  expenses;
         PROVIDED  that the Parent shall be  responsible  for all filing fees in connection  with (i) the  filings  required by the HSR Act and (ii) any other filings with Governmental Entities required to effect the Merger.

                  (b) In the event that this Agreement is terminated pursuant to
         Sections 8.1(d) or 8.1(e), the Company shall promptly,  but in no event later than, in the case of termination by the Company, upon delivery of the notice of termination, or in the case of termination by the Parent, two days after such  termination,  pay to the Parent Three Million Five
         Hundred Thousand Dollars ($3,500,000). In the event that this Agreement is terminated  pursuant to Section  8.1(c)(ii)  and the Company  enters into and completes a Superior Transaction, within six (6) months of the date of termination of this Agreement, the Company shall promptly, upon the  closing  of the  Superior  Transaction,  pay to the  Parent  Three
         Million Five Hundred Thousand Dollars  ($3,500,000).  In the event that this Agreement is terminated  pursuant to Section  8.1(f),  the Company shall promptly,  but in no event later than, in the case of termination by the Company,  upon delivery of the notice of termination,  or in the case of  termination  by the Parent,  two days after such  termination, reimburse the Parent for reasonably  documented  out-of-pocket fees and expenses of the Parent and the Purchaser (including reasonable printing fees,  filing fees and  reasonable  fees and  expenses of its legal and financial  advisors)  related to this Agreement,  the Voting Agreement, the  transactions  contemplated  hereby  and  thereby  and any  related financing up to a maximum of One Million Dollars ($1,000,000).

                  (c) In the event that this Agreement is terminated pursuant to
         Section 8.1(g),  the Parent shall promptly,  but in no event later than two days after such  termination,  reimburse the Company for reasonably documented  out-of-pocket  fees and expenses of the Company  (including reasonable  printing fees, filing fees and reasonable fees and expenses of its legal and financial  advisors) related to this Agreement and the transactions contemplated hereby up to a maximum of One Million Dollars
         ($1,000,000).

                  (d)  Notwithstanding  anything  otherwise  contained  in  this
         Agreement,  the fees and  reimbursement  of  expenses  (as  applicable)
         provided for in Section  8.3(b) and Section 8.3(c) will be the sole and exclusive  remedy  available  to the Parent and the  Purchaser,  or the
         Company,  respectively,  upon termination of this Agreement pursuant to
         Section 8.1.

                  (e) The  prevailing  party in any legal action  undertaken  to enforce  this  Agreement  or any  provision  hereof will be entitled to recover  from  the  other  party  the  reasonable  costs  and  expenses
         (including  reasonable  attorneys' and expert witness fees) incurred in connection with such action.

                                       40

         SECTION 8.4  AMENDMENT.

         This  Agreement  may be  amended  by the  Company,  the  Parent and the
Purchaser,  provided that any amendment  after approval of this Agreement by the shareholders  of the  Company may not  decrease  the Merger  Price or  adversely affect the rights of the Company's  shareholders  hereunder without the approval of such shareholders.  This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 8.5 EXTENSION; WAIVER.

         At any time prior to the  Effective  Time,  the parties  hereto may (a)
extend the time for the  performance of any of the  obligations or other acts of any other party hereto,  (b) waive any inaccuracies in the  representations  and warranties  contained herein by any other party or in any document,  certificate or writing delivered  pursuant hereto by any other party or (c) waive compliance with any of the  agreements of any other party or with any conditions to its own obligations.  Any  agreement  on the part of any party to any such  extension or waiver  will be valid only if set forth in an  instrument  in writing  signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS,  WARRANTIES AND COVENANTS.

         The representations, warranties and covenants made in this Agreement do not survive  beyond the  Effective  Time.  Notwithstanding  the  foregoing,  the agreements set forth in Articles II and III and Sections 1.3,  6.3(d),  6.5, 6.6
and 9.8 will survive the  Effective  Time  indefinitely  (except to the extent a shorter period of time is explicitly specified therein). Any and all breaches of the  non-surviving  representations,  warranties  and  covenants  will be deemed waived as of the Effective Time.

         SECTION 9.2 ENTIRE AGREEMENT; ASSIGNMENT.

                  (a) This Agreement  (including  the  documents,  schedules and instruments  referred  to  herein)  and the  Confidentiality  Agreement constitute the entire  agreement and supersede all prior agreements and understandings,  both written and oral,  among the  parties,  including without  limitation  that certain letter  agreement dated September 18,
         2006 among the Parent, the Company and American Industrial Partners and
         that certain letter  agreement  dated July 11, 2006 between the Company and American Industrial Partners.

                  (b) Neither this Agreement nor any of the rights, interests or obligations  hereunder  will be assigned  by any of the parties  hereto
         (whether by operation of law or  otherwise)  without the prior  written consent  of each  other  party,  except  that the Parent may assign its
         rights  and  the  Purchaser   may  assign  its  rights,   interest  and
         obligations  to any  affiliate or direct or indirect  subsidiary of the
         Parent and the Parent may transfer the stock of the  Purchaser  without the consent of the Company  provided that (i) no such  assignment  will relieve  the Parent or the Company of any  liability  for any breach by such assignee, and (ii) neither the Parent nor the Purchaser may assign their rights, interest and obligations prior to the Effective Time (but the assignment may occur simultaneously at the Effective Time). Subject

                                       41

         to the preceding  sentence,  this Agreement will be binding upon, inure to  the  benefit  of and  be  enforceable  by  the  parties  and  their respective successors and assigns.

         SECTION  9.3  VALIDITY.

         The invalidity or  unenforceability  of any provision of this Agreement in any jurisdiction  will not affect the validity or enforceability of any other provision of this Agreement,  each of which will remain in full force and effect or the validity or enforceability of such provisions in any other jurisdiction.

         SECTION 9.4 NOTICES.

         All  notices,   requests,  claims,  demands  and  other  communications
hereunder  must be in  writing  and will be deemed to have been duly  given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

                  If to the Parent or the Purchaser:

                  Parent Corp.
                  Purchaser (c/o Parent Corp.)
                  Steel Partners II, L.P.
                  590 Madison Avenue, 32nd Floor
                  New York, New York 10022
                  Attention: Warren Lichtenstein
                  Facsimile: 212-520-2301

                  with a copy (which shall not constitute notice) to:

                  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  Park Avenue Tower
                  65 East 55th Street
                  New York, New York 10022
                  Attention: Adam W. Finerman, Esq.
                  Facsimile: 212-451-2222

                  If to the Company:

                  Collins Industries, Inc.
                  180 State Street, Suite 240
                  Southlake, Texas 76092
                  Attention: Cletus Glasener
                  Facsimile: 817-310-0907

                                       42

                  with a copy (which shall not constitute notice) to:

                  Blackwell Sanders Peper Martin LLP
                  4801 Main Street, Suite 1000
                  Kansas City, Missouri 64112
                  Facsimile: (816) 983-8080
                  Attention: Gary D. Gilson

or to such  other  address  as the  person  to whom  notice  is  given  may have previously  furnished  to the other in writing  in the  manner set forth  above;
provided  that  notice of any  change of  address  will be  effective  only upon receipt thereof.

         SECTION  9.5  GOVERNING  LAW.

         This Agreement will be governed by and construed in accordance with the laws of the  State of  Missouri,  regardless  of the laws that  might  otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.6 DESCRIPTIVE  HEADINGS.

         The  descriptive  headings  herein  are  inserted  for  convenience  of reference  only and are not  intended  to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.7 COUNTERPARTS.

         This  Agreement  may  be  executed  in  two or  more  counterparts,  by facsimile, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

         SECTION 9.8 PARTIES IN INTEREST.

         This  Agreement will be binding upon and inure solely to the benefit of each party hereto and their successors and permitted  assigns,  and, except with respect to  Section  6.6,  nothing in this  Agreement,  express or  implied,  is intended  to confer  upon any other  person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9 DEFINITIONS.

                  (a) CERTAIN DEFINED TERMS. As used in this Agreement:

                           (i) the term  "affiliate",  as applied to any Person,
                  means any other  person  directly or  indirectly  controlling, controlled by, or under common control with, that Person.  For the purposes of this definition,  "control"  (including,  with correlative meanings, the terms "controlling," "controlled by"
                  and "under common  control  with"),  as applied to any Person, means the possession,  directly or indirectly, of the power to direct or cause the direction of the  management  and policies of that  Person,  whether  through  the  ownership  of  voting securities, by contract or otherwise;

                                       43

                           (ii)  the  term   "Person"   or   "person"   includes
                  individuals,   corporations,   partnerships,   trusts,   other
                  entities  and groups  (which  term  includes a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

                           (iii) the term "subsidiary" or "subsidiaries"  means,
                  with respect to the Parent,  the Company or any other  person, any  corporation,  partnership,  joint  venture or other legal entity of which the Parent,  the Company or such other person, as the case may be (either  alone or through or together  with any other subsidiary),  owns, directly or indirectly, stock or other  equity  interests  the  holders of which are  generally entitled  to 50% or more of the vote for the  election  of the board of directors or other governing body of such corporation or  other  entity  or  50% or  more  of the  profits  of  such corporation or other entity.

                  (b) CROSS-REFERENCE  TABLE. The following terms are defined in the corresponding Sections of this Agreement:

Defined Term                                                 Section Reference
------------                                                 -----------------
Acquisition Transaction                                      Section 6.10(a)
Agreement                                                    Preamble
Balance Sheet                                                Section 4.6(b)
Balance Sheet Date                                           Section 4.6(b)
Capital Stock                                                Section 4.3(a)
Cash Payment                                                 Section 1.6(a)
Certificates                                                 Section 3.2(a)
Closing                                                      Section 1.8
Closing Date                                                 Section 1.8
Code                                                         Section 3.2(f)
Common Shares                                                Section 1.4
Company                                                      Preamble
Company Board                                                Section 1.6
Company Disclosure Schedule                                  Section 1.6(a)
Company Financials                                           Section 4.6(b)
Company Leases                                               Section 4.21
Company Permits                                              Section 4.8(a)
Company Real Property                                        Section 4.21
Company Representatives                                      Section 6.2(a)
Confidentiality Agreement                                    Section 6.2(d)
Consent                                                      Section 4.5(b)

                                       44

Dissenting Shares                                            Section 3.1
Effective Time                                               Section 1.2
Environmental Claim                                          Section 4.7
Environmental Laws                                           Section 4.7
ERISA                                                        Section 4.12(a)
Exchange Act                                                 Section 4.6(a)
GAAP                                                         Section 4.6(b)
GBCL                                                         Preamble
Governmental Entity                                          Section 4.5(b)
Hazardous Substance                                          Section 4.7
HSR Act                                                      Section 4.5(a)
Indebtedness                                                 Section 4.3(h)
Indemnified Parties                                          Section 6.6(a)
Intellectual Property                                        Section 4.13(a)
IRS                                                          Section 4.12(b)
Lien                                                         Section 4.3(i)
Listed Plans                                                 Section 4.12(a)
Litigation                                                   Section 4.9
Material Adverse Effect on the Company                       Section 4.1
Material Adverse Effect on the Parent                        Section 5.1
Material Contracts                                           Section 4.20
Merger                                                       Preamble
Merger Price                                                 Section 1.4
Multiemployer Plan                                           Section 4.12(e)
Notifying Party                                              Section 6.7
Options                                                      Section 1.6
Other Filings                                                Section 4.10
Parent                                                       Preamble
Parent Plan                                                  Section 6.5(b)
Parent Representatives                                       Section 6.2(a)
Paying Agent                                                 Section 3.2(a)
Permitted Liens                                              Section 4.21
Preferred Stock                                              Section 4.3(a)
Proxy Statement                                              Section 1.7(b)
Purchaser                                                    Preamble
Qualified Plans                                              Section 4.12(c)
Requisite Vote                                               Section 4.4
Rights                                                       Section 4.3(a)

                                       45

Rights Agreement                                             Section 4.2
SEC                                                          Section 4.6(a)
SEC Reports                                                  Section 4.6(a)
Securities Act                                               Section 4.6(a)
Shareholder                                                  Preamble
Voting Agreement                                             Preamble
Special Meeting                                              Section 1.7(a)
Stock Plans                                                  Section 1.6
Superior Transaction                                         Section 6.10(b)
Surviving Corporation                                        Section 1.1
Tax                                                          Section 4.14(b)
Tax Return                                                   Section 4.14(b)
Taxes                                                        Section 4.14(b)
Trade Secrets                                                Section 4.13(a)
Violation                                                    Section 4.5(a)
Voting Agreement                                             Preamble
Voting Debt                                                  Section 4.3(c)
WARN Act                                                     Section 4.16(e)

         SECTION  9.10  SPECIFIC  PERFORMANCE.

         The parties  hereto  agree that  irreparable  damage would occur in the event  that  any of the  provisions  of this  Agreement  were not  performed  in accordance  with  their  specific  terms  or  were  otherwise  breached.  It  is accordingly  agreed  that the  parties  will be  entitled  to an  injunction  or injunctions to prevent  breaches of this  Agreement and to enforce  specifically the terms and provisions  hereof,  this being in addition to any other remedy to which they are entitled at law or in equity.

                            [SIGNATURE PAGES FOLLOW.]

                                       46

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized,  all as of the day and year first above written.

                                 STEEL PARTNERS, II L.P.
                                 By: Steel Partners, L.L.C., its General Partner

                                 By: /s/ Warren G. Lichtenstein
                                     -------------------------------------------
                                 Name: Warren G. Lichtenstein
                                 Title: Managing Member

                                 CS ACQUISITION CORP.

                                 By: /s/ Warren G. Lichtenstein
                                     -------------------------------------------
                                 Name: Warren G. Lichtenstein
                                       -----------------------------------------
                                 Title: President
                                        ----------------------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized,  all as of the day and year first above written.

                                 COLLINS INDUSTRIES, INC.

                                 By:     /s/ Donald Lynn Collins
                                     -------------------------------------------
                                 Name:    Donald Lynn Collins
                                       -----------------------------------------
                                 Title:   President and Chief Executive Officer
                                        ----------------------------------------

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]